Exhibit 10.1

STANDBY PURCHASE AGREEMENT

by and among

TRADE STREET RESIDENTIAL, INC.,

SENATOR GLOBAL OPPORTUNITY FUND LP,

and

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

Dated as of November 12, 2013

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Annexes

Annex I – Stockholders Agreement

Annex II – Press Release

Annex III – Investor Allocation Schedule

Annex IV – Draft of Form 10-Q for the period ended September 30, 2013

Annex V – Board Policy

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STANDBY PURCHASE AGREEMENT dated as of November 12, 2013 (this “Agreement”) by and among Trade Street Residential, Inc., a Maryland corporation (the “Company”), and the investment entities managed or advised by Senator Investment Group LP, a Delaware limited partnership (the “Adviser”), as set forth on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

BACKGROUND

WHEREAS, the Company has proposed to offer and sell certain shares (the “Shares”) of Common Stock (as defined below) pursuant to a Rights Offering (as defined below), on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires that the Investors provide, and the Investors have agreed to provide, a Backstop Commitment (as defined below) to the Rights Offering, on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires to offer and the Investors have agreed to accept, the Additional Purchase Commitment (as defined below) providing for the Investors to purchase additional shares of Common Stock, on the terms and subject to the conditions set forth herein; and

WHEREAS, in connection with their purchase of Common Stock pursuant to the Backstop Commitment and the Additional Purchase Commitment, the Investors wish to receive certain additional rights related to its Common Stock, and the Company desires to grant such rights on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the terms have the following meanings:

“10b-5 Representation” shall have the meaning set forth in Section 2.1(e).

“Acquired Shares” shall have the meaning set forth in Section 3.1(a).

“Acquisition Transaction” means a (A) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (B) any other direct or indirect acquisition involving 50% or more of the total voting power of the Company, or all or substantially all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company.

“Additional Acquired Shares” shall have the meaning set forth in Section 3.1(a).

“Additional Purchase Commitment” shall have the meaning set forth in Section 3.1(a).

“Additional Purchase Commitment Fee” shall have the meaning set forth in Section 3.1(c).

“Additional Purchase Commitment Fee Shares” shall have the meaning set forth in Section 3.1(c).

“Adviser” shall have the meaning set forth in the Preamble.

“Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person; provided, for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor.

“Affiliated Purchaser” shall have the meaning set forth in Section 10.8.

“Aggregate Offered Shares” shall have the meaning set forth in Section 2.1(f).

“Agreement” shall have the meaning set forth in the Preamble.

“Agreements and Instruments” shall have the meaning set forth in Section 4.5(a).

“Backstop Acquired Shares” shall have the meaning set forth in Section 2.2(a).

“Backstop Commitment” shall have the meaning set forth in Section 2.2(a).

“Backstop Commitment Fee” shall have the meaning set forth in Section 2.2(d).

“Backstop Commitment Fee Shares” shall have the meaning set forth in Section 2.2(d).

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Benefit Plan” shall have the meaning set forth in Section 4.26(a).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or equity securities issued by the Company.

“CERCLA” shall have the meaning set forth in Section 4.9(b).

“Change of Control Limitation” shall have the meaning set forth in Section 3.2.

“Closing” shall have the meaning set forth in Section 2.2(b).

“Closing Date” shall have the meaning set forth in Section 2.2(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Liquidated Damages Amount” shall have the meaning set forth in Section 10.16(a).

“Company SEC Documents” shall have the meaning set forth in Section 4.9(a).

“Company Stockholder Approval” means, approval, by a majority of the votes cast at a duly constituted meeting of the Company’s stockholders, of the Company’s issuance of the Acquired Shares to the Investor, and the possible change of control of the Company as a result of the Company’s issuance of the Acquired Shares to the Investor.

“Confidentiality Agreement” means the Confidentiality Agreement between the Company and the Adviser dated October 4, 2013.

“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.

“Credit Agreement” means the Credit Agreement among the Operating Partnership and BMO Harris Bank, N.A. dated January 31, 2013.

“Current Loan” shall have the meaning set forth in Section 7.12.

“Environmental Law” or “Environmental Laws” shall have the meaning set forth in Section 4.9(b).

“EPA” shall have the meaning set forth in Section 4.9(a).

“Equity Incentive Plan” shall mean the Company’s 2013 Equity Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.

“Excess Common Stock” shall have the meaning set forth in Section 3.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exclusivity Period” shall have the meaning set forth in Section 7.4.

“Expense Cap” shall have the meaning set forth in Section 10.7.

“Financing” shall have the meaning set forth in Section 7.4.

“FINRA” shall have the meaning set forth in Section 4.5(a).

“Form 10-Q” shall have the meaning set forth in Section 4.11(a).

“GAAP” means generally accepted accounting principles of the United States as in effect on the date hereof.

“General Partner” shall have the meaning set forth in Section 4.1(b).

“Governmental Entity” shall have the meaning set forth in Section 4.5(a).

“Governmental Licenses” shall have the meaning set forth in Section 4.8(c).

“Hazardous Material” shall have the meaning set forth in Section 4.9(b).

“HSR Act” shall have the meaning set forth in Section 7.3.

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other governmental charges (but not Liens for cleanup expenses arising pursuant to Environmental Law) not yet due (subject to applicable grace periods) or that are being contested in good faith and by appropriate proceedings if, in each case, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with GAAP; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or that are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with GAAP; (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case singly or in the aggregate materially detract from the value or usefulness of the Property subject to such Liens or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (v) bankers’ liens arising by operation of Law; and (vi) rights of lessees and sublessees in assets leased by the Company or any Subsidiary as of the date hereof or otherwise in the ordinary course of business and not otherwise prohibited by this Agreement.

“Indebtedness” shall mean all indebtedness for borrowed money or capital lease obligations that is required to be classified as debt in Company’s financial statements in accordance with GAAP, and shall not include indebtedness under securitization and other accounts receivable factoring and financing programs.

“Indemnified Person” shall have the meaning set forth in Section 9.1(a).

“Indemnifying Party” shall have the meaning set forth in Section 9.1(a).

“Information” shall have the meaning set forth in Section 7.10.

“Insurance Policies” shall have the meaning set forth in Section 4.21.

“Investment Company Act” shall have the meanings set forth in Section 4.17.

“Investors” shall have the meaning set forth in the Preamble.

“Investment Decision Package” means the Prospectus, together with any Issuer Free Writing Prospectus used by the Company in connection with the Rights Offering.

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering.

“Knowledge of the Company” means the actual knowledge after due inquiry of one or more of Michael Baumann, David Levin and Richard Ross.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act of 1977, as amended, and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Liabilities” shall have the meaning set forth in Section 9.1(a).

“Lien” shall have the meaning set forth in Section 4.1(c).

“Losses” shall have the meaning set forth in Section 10.16(a).

“Management Shares” shall have the meaning set forth in Section 6.3(h).

“Material Adverse Effect” means (i) any material adverse change, or any development that is or would be reasonably expected to have a material adverse change, in or affecting the condition (financial or otherwise), the business, the properties or the results of operations of the Company and the Subsidiaries taken as a whole or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 4.5, to consummate the transactions contemplated by this Agreement; provided that any such development resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change, development, occurrence or event affecting the businesses or industries in which the Company and its Subsidiaries operate; (ii) any conditions in or changes affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments in the financial and securities markets and credit markets in the United States or elsewhere in the world; (iii) national or international political conditions and changes in political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments; (iv) any conditions resulting from natural disasters; (v) changes in any Laws or GAAP; (vi) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (vii) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (viii) actions or omissions of the Company expressly required by the terms of this Agreement; and (ix) the public disclosure of this Agreement or the transactions contemplated hereby; provided, however, that developments set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such developments have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company or its Subsidiaries operate.

“MGCL” means the General Corporation Law of the State of Maryland.

“NASDAQ” means the NASDAQ Global Market.

“Operating Partnership” shall have the meaning set forth in Section 4.1(b).

“Oversubscription Privilege” shall have the meaning set forth in Section 2.1(f).

“PCB” shall have the meaning set forth in Section 4.9(a).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act

“Previously Disclosed” means (i) information set forth in the Company’s Registration Statement on Form S-11 (File No. 333-185936) initially filed with the SEC on January 8, 2013, including any amendment or supplement thereto and any exhibits thereto (the “Form S-11”), the final prospectus filed with the SEC on May 14, 2013 pursuant to Rule 424(b) (the “IPO Prospectus”) or its other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 8, 2013 (except for risks and forward looking information set forth or incorporated in the section “Risk Factors” in the Form S-11 and the IPO Prospectus or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature) and (ii) the information set forth in the Schedules corresponding as indicated on such Schedules to the provision of this Agreement to which such information relates (provided that any disclosure with respect to a particular paragraph or section of this Agreement or the Schedules shall be deemed to be disclosed for other paragraphs and sections of the Agreement and the Schedules to the extent that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure).

“Proceedings” shall have the meaning set forth in Section 9.1(a).

“Prospectus” shall have the meaning set forth in Section 2.1(e).

“Proxy Statement” means the definitive proxy statement to be filed with the SEC relating to the Company Stockholder Approval and the transactions contemplated hereunder, together with all amendments, supplements and exhibits thereto.

“Record Date” means the date as of which each holder of Common Stock shall be offered one Right for each share of Common Stock held as of such date, which date shall be selected by the Board in accordance with the MGCL and the requirements of the NASDAQ.

“Registration Statement” shall have the meaning set forth in Section 2.1(a).

“REIT” shall have the meaning set forth in Section 4.19.

“Repayment Event” shall have the meaning set forth in Section 4.5(a).

“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.

“Right” means one transferable right to subscribe for, with respect to each share of eligible Common Stock outstanding on the Record Date, at the Rights Subscription Price, a number of shares of Common Stock equal to (A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date.

“Rights Offering” shall have the meaning set forth in Section 2.1(f).

“Rights Subscription Price” means a price per share equal to $6.33.

“Rule 3-14 Financial Statements” shall have the meaning set forth in Section 4.9(b).

“Schedules” means the disclosure schedules delivered by the Company to the Investors concurrently with the execution of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” or “Security” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” shall have the meaning set forth in the Recitals.

“Stockholders Agreement” means the Stockholders Agreement in the form attached as Annex I.

“Subscription Notice” shall have the meaning set forth in Section 2.2(a).

“Subscription Period” shall have the meaning set forth in Section 2.1(f).

“Subsidiary” or “Subsidiaries” shall have the meaning set forth in Section 4.1(c).

“Superior Transaction” means a bona fide written Financing or Acquisition Transaction that the Board has determined in good faith after receiving the advice of its financial advisors and outside legal counsel and in the exercise of its duties under Maryland law is in the best interests of the Company and its stockholders.

“Termination Fee” means seven million five hundred thousand dollars ($7,500,000), payable in cash.

“Voting Stock” means Capital Stock of the Company of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect at least a majority of the Board, managers or trustees of the Company (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency until the occurrence of such contingency).

ARTICLE II

THE RIGHTS OFFERING AND BACKSTOP COMMITMENT

Section 2.1 The Rights Offering.

(a) As promptly as practicable after the date of this Agreement, but in no event later than one (1) Business Day following the date of this Agreement, the Company shall (i) prepare and file with the SEC the Proxy Statement and (ii) prepare and file with the SEC a registration statement on Form S-11 (including each amendment and supplement thereto, the “Registration Statement”), covering the issuance of the Rights and the Common Stock issuable upon exercise of the Rights in the Rights Offering. The Company shall not permit any securities to be included in the Registration Statement other than the Rights and the Common Stock issuable upon exercise of the Rights in the Rights Offering. The Registration Statement (including all pre-effective and post-effective amendments) and the Proxy Statement (and any amendment) shall be provided to the Investors and their counsel prior to its filing with the SEC, and the Investors and their counsel shall be given a reasonable opportunity to review and comment on such documents prior to their being filed with the SEC. The Company shall duly consider in good faith any comments of the Investors and their counsel to the Registration Statement and the Proxy Statement.

(b) The Investors shall provide to the Company such information as the Company may reasonably request in connection with the preparation and filing of the Registration Statement. At the time such information is provided and at the respective times the Registration Statement and any post-effective amendments thereto become effective, no such information provided by the Investors shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Acquired Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or blue sky laws.

(d) If at any time prior to the expiration of the Rights Offering any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investors of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investors that will correct such statement or omission or effect such compliance.

(e) At the respective times the Registration Statement and any post-effective amendments thereto become effective, the Registration Statement shall comply in all material respects with the requirements as to form of Form S-11, and the Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). Each Preliminary Prospectus, as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The final prospectus relating to the Rights Offering filed pursuant to Rule 424 of the Securities Act (as amended or supplemented, the “Prospectus”), as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The Investment Decision Package, taken as a whole, as of the date of the commencement of the Rights Offering and as of the date of the expiration of the Rights Offering, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The representations set forth in this Section 2.1(e) and in Section 4.7 are referred to as the “10b-5 Representation.”

(f) Promptly following the date on which the Registration Statement is declared effective by the SEC, the Company shall print and file with the SEC the Prospectus, distribute the Prospectus to stockholders of record as of the Record Date and thereafter promptly commence the Rights Offering on the following terms: (i) the Company shall distribute, at no charge, one Right to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date, (ii) each Right shall entitle the holder thereof to purchase, at the election of such holder, a number of shares of Common Stock equal to (A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date, at the Rights Subscription Price, thereby entitling such holders of Rights, in the aggregate, to subscribe for an aggregate of approximately 15,797,788 shares of Common Stock (such actual aggregate number, the “Aggregate Offered Shares”), provided that no fractional shares of Common Stock shall be issued and the Rights Subscription Price multiplied by the aggregate number of shares of Common Stock offered shall not exceed the aggregate offering amount described in the Registration Statement, (iii) each such Right shall be transferable, (iv) the rights offering shall remain open for at least sixteen (16) days, or such longer period as required by Law or as reasonably determined by the Company (such period, as may be extended by the Company in its sole discretion, the “Subscription Period”), (v) each holder who fully exercises all Rights held by such holder shall be entitled to subscribe for additional shares of Common Stock that were not subscribed for in the Rights Offering (the “Oversubscription Privilege”); provided, if the remaining number of unsubscribed shares of Common Stock are insufficient to satisfy all oversubscription requests pursuant to the Oversubscription Privilege, all over-subscription requests shall be honored on a pro rata basis in the manner to be set forth in the Prospectus, (vi) no Person may exercise the Rights to the extent the exercise thereof would cause such Person to acquire Beneficial Ownership in excess of 9.8% of the outstanding Capital Stock after giving effect to the consummation of the Rights Offering and the Backstop Commitment, and (vii) any Person who is, prior to the consummation of the Rights Offering, the Beneficial Owner of in excess of 9.8% of the outstanding Capital Stock shall be entitled to exercise the Rights (including any over-subscription right) only to the extent necessary to maintain the same proportionate Beneficial Ownership percentage that such Person had in the Capital Stock of the Company prior to the consummation of the Rights Offering and the other transactions contemplated hereby (such rights offering, the “Rights Offering”).

(g) The Company shall not amend any of the terms of the Rights Offering described in Section 2.1(f)(i) through (v) or waive any material conditions to the closing of the Rights Offering without the prior written consent of the Investors, which consent may be withheld by the Investors in their sole discretion. Subject to the terms and conditions of the Rights Offering, the Company shall effect the closing of the Rights Offering as promptly as practicable following the end of the Subscription Period. The closing of the Rights Offering shall occur in the manner and on the terms of the Rights Offering in Section 2.1(f), as shall be set forth in the Prospectus. Notwithstanding the foregoing, the Company may extend the Subscription Period in its sole and absolute discretion for a period of not greater than ten (10) Business Days.

(h) The Company shall pay all of its expenses associated with the Registration Statement, the Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, fees and expenses of any subscription and information agents, fees and expenses of its counsel and accounting fees and expenses and costs associated with clearing the Common Stock offered thereby for sale under applicable state securities Laws.

Section 2.2 Backstop Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, the Investors shall purchase from the Company (in amounts among the Investors as set forth on Annex III hereto), and the Company shall sell and issue to the Investors, at a price per share equal to the Rights Subscription Price, a number of shares of Common Stock (the “Backstop Commitment”) equal to (x) the Aggregate Offered Shares minus the sum of (y) (1) the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering and (2) the Management Shares. Within two (2) Business Days after the closing of the Subscription Period, the Company shall issue to the Investors a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and the Management Shares to be acquired as contemplated by Section 6.3(h) and, accordingly, the number of shares of Common Stock to be acquired by the Investors pursuant to the Backstop Commitment. Shares of Common Stock acquired by the Investors pursuant to the Backstop Commitment are collectively referred to as the “Backstop Acquired Shares.”

(b) On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall occur on the later of (i) simultaneously with the closing of the Rights Offering which shall occur no later than the third Business Day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), at 9:30 a.m. (New York City time) at the offices of Morrison & Foerster LLP, 2000 Pennsylvania, N.W., Suite 6000, Washington, DC 20006, or such other place, time and date as shall be agreed between the Company and the Investors (the date on which the Closing occurs, the “Closing Date”).

(c) At the Closing (i) the Company shall deliver to the Investors the certificates representing the Backstop Acquired Shares against payment by or on behalf of the Investors of the purchase price therefor by wire transfer in immediately available funds to the account designated by the Company in writing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investors pursuant to Section 6.3, and (iii) the Investors shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 6.2.

(d) In the event the closing of the Rights Offering occurs, and in consideration for the Investors agreeing to the Backstop Commitment, the Company shall pay to the Investors at Closing a fee in the amount of three million seven hundred and fifty thousand dollars ($3,750,000) payable in a number of shares of unregistered Common Stock equal to $3,750,000 divided by the Rights Subscription Price (the “Backstop Commitment Fee” and the shares of Common Stock issued to the Investor, “Backstop Commitment Fee Shares”). For the avoidance of doubt, no Backstop Commitment Fee shall be payable unless and until a closing of the Rights Offering occurs and, to the extent the Rights Offering is not fully subscribed, the Investors have closed the purchase of any Backstop Acquired Shares.

ARTICLE III

ADDITIONAL PURCHASE COMMITMENT

Section 3.1 Additional Purchase Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, the Investors shall purchase from the Company at the Rights Subscription Price in addition to any shares of Common Stock to be purchased pursuant to the Backstop Commitment, a number of shares of Common Stock, at the Rights Subscription Price in an aggregate amount equal to $50,000,000 divided by the Rights Subscription Price (the “Additional Purchase Commitment”). Shares of Common Stock acquired by the Investors pursuant to the Additional Purchase Commitment are collectively referred to as the “Additional Acquired Shares,” and together with the Backstop Acquired Shares, the Backstop Commitment Fee Shares and the Additional Purchase Commitment Fee Shares, the “Acquired Shares”).

(b) The closing of the Additional Purchase Commitment shall occur concurrently with the Closing on the Closing Date at which time the Company shall deliver to the Investors certificates representing the Additional Acquired Shares against payment by or on behalf of the Investors of the purchase price therefor (as set forth in this Section 3.1) by wire transfer in immediately available funds to the account designated by the Company.

(c) In consideration for the Investors agreeing to the Additional Purchase Commitment, the Company shall pay to the Investors at Closing a fee in the amount of three million seven hundred and fifty thousand dollars ($3,750,000) payable in a number shares of unregistered Common Stock equal to $3,750,000 divided by the Rights Subscription Price (the “Additional Purchase Commitment Fee” and the shares of Common Stock issued to the Investor, “Additional Purchase Commitment Fee Shares”), independent of the Backstop Commitment Fee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investors that:

Section 4.1 Organization.

(a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company is the sole member of Trade Street OP GP, LLC (the “General Partner”), the sole general partner of the Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”).

(c) Each of the General Partner, the Operating Partnership and each direct and indirect “subsidiary” (as defined in Rule 12b-2 under the Exchange Act) of the Operating Partnership (each of the General Partner, the Operating Partnership and each subsidiary of the Operating Partnership being referred to as a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing, as the case may be, under the laws of the jurisdiction of its organization, with full power and authority (corporate or otherwise) to own or lease, as the case may be, its properties and conduct its business and has been duly qualified for the transaction of business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason or the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in material compliance with U.S. federal and state securities laws and were not issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary or any other person; except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, equities or other defects of any kind (collectively, “Liens”); and the only Subsidiaries are the entities listed on Schedule 4.1(c) to this Agreement.

(d) The Company and the Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, directives and orders of any Governmental Entity applicable to them, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or the Subsidiaries has received any communication asserting noncompliance with any statute, law, rule, regulation, judgment, directive or order except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2 Authorization.

The Company has full corporate power and authority to enter into this Agreement and the Stockholders Agreement. This Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by the Company. This Agreement and the Stockholders Agreement constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies and except to the extent that the indemnification and contribution provisions here of may be limited by federal or state securities laws and public policy considerations in respect thereof.

Section 4.3 Capitalization.

(a) As of the date hereof, (i) the Company is authorized to issue up to 1,000,000,000 shares of Common Stock and has 11,468,665 shares of Common Stock outstanding (ii) the Company is authorized to issue up to 50,000,000 shares of preferred stock that may be issued in one or more series, 423,326 shares of which have been designated as “Class A Preferred Stock,” and 273,326 shares of preferred stock, which have been designated as “Class A Preferred Stock,” are outstanding, (iii) warants to acquire 139,215 shares of Common Stock are outstanding and (iv) 4,329 shares of Common Stock remain available for future issuance under the Equity Incentive Plan. The authorized and outstanding Common Stock shall be set forth in the Registration Statement and shall be true and correct as of the dates noted therein and as of the Closing. All of the outstanding shares of Capital Stock and preferred stock have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

(b) Except pursuant to this Agreement and the sale of the Management Shares, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(c) Except as set forth on Schedule 4.3(c) to this Agreement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(d) The Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive common stock of the Company or partnership units of the Operating Partnership pursuant to the Equity Incentive Plan.

(e) Since the close of business on October 31, 2013, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries have been issued or reserved for issuance or become outstanding, other than the shares to be issued hereunder. Other than as set forth in the Stockholders Agreement and the Articles of Restatement, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (x) restricts the transfer of any shares of capital stock of the Company or (y) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

Section 4.4 Valid Issuance of Shares.

The Acquired Shares have been duly and validly authorized (assuming Company Stockholder Approval) and, when issued and delivered against payment therefor as provided herein, will be validly issued, free from all taxes, liens (other than liens created by the Investors) and charges with respect to the issue thereof, fully paid and non-assessable, will not be subject to the preemptive or similar rights of any securityholder of the Company or any other person and will conform to the description of the Common Stock in the Registration Statement; no holder is or will be subject to personal liability by reason of being such a holder; and no further approval or authority of the stockholders of the Company or the Board is required for the issuance and sale of the Acquired Shares other than as contemplated herein.

Section 4.5 Non-Contravention; Governmental Authorizations.

(a) Except as described in Schedule 4.5(a) to this Agreement, the issue and sale of the Acquired Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of restatement or bylaws of the Company or similar organizational documents of the Subsidiaries, (B) result in any violation of any law, statute, order, rule, regulation or judgment of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their property or assets (each, a “Governmental Entity”), (C) result in the creation or imposition of any Lien upon any property, assets or operations of the Company or the Subsidiaries pursuant to, any of the Agreements and Instruments, except, with respect to clauses (B) and (C), for such violations or Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (D) constitute a Repayment Event (as defined below) under any of the Agreements or Instrument (x) that would require the Company to make a payment of at least $10,000,000 or (y) that could reasonably be expected to have a Material Adverse Effect; no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any Governmental Entity is required for the issue and sale of the Acquired Shares by the Company, the execution, delivery and performance of, or compliance with, this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except the registration of the Rights and the Shares under the Securities Act, the registration of the Rights under the Exchange Act, the listing of the Rights and the shares acquired in the Rights Offering by NASDAQ, the filing of the Proxy Statement, the filing of any document that may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the filing of any document that may be required by NASDAQ, all approvals and authorizations of, filings with, and notifications under the HSR Act, and except for such filings, consents, approvals, authorizations, registrations, qualifications or decrees as have been made or obtained or as may be required under state securities or the laws of any foreign jurisdiction in connection with the purchase and distribution of the Acquired Shares. The term “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of Indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of Indebtedness by the Company or any Subsidiary.

(b) None of the Company or the Subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, as the case may be or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except, with respect to clause (B), for such defaults that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Other than as described on Schedule 4.5(c) to this Agreement, there are no legal or governmental actions, suits, investigations or proceedings brought before or by any Governmental Entity, now pending or, to the Knowledge of the Company, threatened or contemplated by any Governmental Entity or others, to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject (A) that are required to be disclosed by the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder and not disclosed therein, (B) which, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) that could adversely affect the consummation of the transactions contemplated in this Agreement; and there are no contracts or other documents of the Company or any of the Subsidiaries that are required to be disclosed or to be filed as exhibits to any of the documents Previously Disclosed, by the Exchange Act or the rules and regulations of the SEC thereunder which have not been so described and filed.

Section 4.6 Litigation.

There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except actions, suits or proceedings which if determined adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 4.7 Proxy Statement

The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholder Approval, omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholder Approval which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information furnished to the Company in writing by the Investors for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.8 Compliance with Laws; Permits.

(a) The Company and each of its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Laws and applicable stock exchange requirements.

(b) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder applicable to it.

(c) Each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental entities necessary to conduct the business now operated by the Company and the Subsidiaries, except where the failure to possess such Governmental Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are, to the Knowledge of the Company, valid and in full force and effect except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation, termination or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.9 Environmental Matters

(a) (a) Except as would not have, individually or in the aggregate, a Material Adverse Effect: (i) each of the Company and the Subsidiaries and their respective properties described in the Company SEC Documents or other assets have been and are in compliance with, and none of the Company or the Subsidiaries has any pending or, to the Knowledge of the Company, threatened liability under applicable Environmental Laws (as defined below); (ii) none of the Company, the Subsidiaries, or, to the Knowledge of the Company, any Person has

at any time Released (as defined below) or otherwise disposed of Hazardous Materials (as defined below) on, to or from the properties or other assets currently or previously owned by the Company or the Subsidiaries, except for such Releases or dispositions that are in compliance with Environmental Laws, or that have been remediated in accordance with Environmental Laws; (iii) none of the Company or the Subsidiaries has received any notice and each is otherwise unaware of any Release of Hazardous Materials in violation of Environmental Law into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties or other assets, or onto the properties or other assets owned by any of the Company or the Subsidiaries; (iv) none of the Company or the Subsidiaries has received any notice of nor has there been, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the properties described in the Company SEC Documents of the Company or the Subsidiaries, or arising out of the conduct of the Company or the Subsidiaries; and (v) neither the properties nor any other assets currently owned by any of the Company or the Subsidiaries is included, nor has the Company or the Subsidiaries received notice of the proposed inclusion of such properties or assets, on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Entity; and (vi) to the Knowledge of the Company there have not been and are no (A) underground storage tanks, (B) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (C) asbestos or asbestos containing materials, (D) lead-based paints, or (E) dry-cleaning facilities, in each case in, on, or under any property or other assets owned by any of the Company or the Subsidiaries.

(b) As used herein, (i) “Environmental Law” (and collectively, “Environmental Laws”) shall mean any applicable civil or criminal federal, state, local or foreign Law or other requirement of any Governmental Authority relating to pollution or protection of the environment, natural resources, public and employee health and safety or to Hazardous Materials, including without limitation, Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (the Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678; (ii) “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined or regulated by any Environmental Law; and (iii) “Release” shall mean any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

Section 4.10 Periodic Filings; Financial Statements.

(a) Since May 13, 2013, the Company has timely filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto (collectively the “Company SEC Documents”), that were required to be filed with the SEC under the Securities Act and the Exchange Act. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company SEC Documents contained, when filed with the SEC, and if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

(b) (i) The financial statements included in the Company SEC Documents, together with the supporting schedules, if any, and notes, present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified and such financial statements and supporting schedules, if any, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) the statements of revenues and certain expenses of certain properties acquired or to be acquired (“Rule 3-14 Financial Statements”) in the Company SEC Documents comply with Rule 3-14 of Regulation S-X; (iii) the pro forma financial statements and the related notes thereto in the Company SEC Documents present fairly the information shown therein and have been compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and comply as to form in all material respects with Article 11 of Regulation S-X; and (iv) to the extent applicable, all disclosures in the Company SEC Documents regarding “non-GAAP financial measures” (as defined in the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act and the Exchange Act.

(c) Each of the accounting firms that has audited financial statements prepared in conformity with GAAP included in Company SEC Documents is an independent registered public accounting firm as required by the Securities Act and the Exchange Act, the rules and regulations of the SEC thereunder and the rules of the Public Company Accounting Oversight Board. Each accounting firm that has audited Rule 3-14 Financial Statements included in Company SEC Documents is independent pursuant to applicable standards of the accounting profession.

(d) The Company and the Subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; Except as set forth on Schedule 4.10(d), since the end of the Company’s most recent audited fiscal year, there has been no material weakness or significant deficiency in such internal control over financial reporting (whether or not remediated) and no change in such internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting; to the Company’s Knowledge there has not been any fraud, whether or not material, that involves management or other employees who have a role in internal control over financial reporting; and, with respect to any material weaknesses and significant deficiencies known to the Company as of the date hereof, the Company has remediated such material weaknesses and significant deficiencies.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for it and the Subsidiaries that are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations and forms and that material information relating to the Company and the Subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures.

Section 4.11 Absence of Certain Changes.

(a) None of the Company or any of the Subsidiaries has sustained since the date of the latest financial statements included in the Company SEC Documents any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity; and, since the date of the latest financial statements included in the

Company SEC Documents and other than disclosed in the draft of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, which is set forth on Annex IV hereto (the “Form 10-Q”), (A) there has not been any change in the capital stock or long term debt of the Company or the Operating Partnership or any material adverse change, or any development that would reasonably be expected to have Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class or series of its capital stock and (D) the Company has not incurred any material liability other than in the ordinary course of business.

(b) No relationship, direct or indirect, exists, or transaction has occurred, between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any of the Subsidiaries, on the other hand, that is required by the Securities Act, the Exchange Act or the rules and regulations of the SEC thereunder to have been described in the Company SEC Documents, and that is not so described.

Section 4.12 Brokers and Finders.

Other than the Backstop Commitment Fee and the Additional Purchase Commitment Fee, and except as set forth on Schedule 4.12, the Company has not incurred any liability for any brokerage commission, placement agent’s fees, finder’s fees or similar payments in connection with the offering of the Acquired Shares contemplated hereby.

Section 4.13 Taxes.

(a) Each of the Company and the Subsidiaries has filed on a timely basis all foreign, U.S. federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, and all such tax returns are true, correct and complete in all material respects; each of the Company and the Subsidiaries has paid, in all material respects, all taxes required to be paid by it and any other material assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(b) On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Acquired Shares to the Investors hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

Section 4.14 Integration; Other Issuances of Shares.

Neither the Company, nor any Affiliate of the Company, nor, any person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Acquired Shares to be integrated with prior offerings by the Company for purposes of the Securities Act, that would cause Regulation D under the Securities Act or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities Law exemptions or any applicable stockholder approval exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Acquired Shares to be integrated with other offerings.

Section 4.15 No General Solicitation.

Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

Section 4.16 Offering; Exemption.

Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act or any applicable state securities Law is required for the offer and sale of the Acquired Shares by the Company to the Investors as contemplated hereby.

Section 4.17 No Manipulation or Stabilization.

None of the Company, the Subsidiaries or, to the Knowledge of the Company, any other Affiliate of the Company or any person acting on their respective behalf has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

Section 4.18 Investment Company Act.

The Company is not nor, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Common Stock and the application of the net proceeds as described in the Registration Statement, will it be an “investment company”, required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 4.19 Employee Relations.

No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Knowledge of the Company, is threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor its Subsidiaries is a party to any labor or collective bargaining agreement and there are no organizing activities involving the Company or its Subsidiaries pending with any labor organization or group of employees of the Company or its Subsidiaries. There are no complaints, charges, or claims against the Company or its Subsidiaries pending, or to the Knowledge of the Company, threatened in writing to be brought or filed, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by the Company or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in material compliance with all laws governing the employment of labor, including, but not limited to, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20 REIT Status.

Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the sale of the Common Stock, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Code, and the Company’s present and proposed method of operation, as described in the Registration Statement will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter.

Section 4.21 Insurance.

The Company and the Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate and customary for its business (the “Insurance Policies”), including, but not limited to, insurance covering all real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, flood, acts of vandalism, liability insurance and such other risks that may be required by law or contracts, with such deductibles as are customary for companies in the same or similar business. All of the Insurance Policies are in full force and effect and neither the Company nor any of the Subsidiaries is in default, whether as to payment of premium or otherwise, under the terms of any such insurance nor has the Company or the Subsidiaries failed to give any notice or present any material claim under any such insurance in a due and timely fashion or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of the Company or the Subsidiaries or not to renew any policy of insurance on its expiry or to increase any deductible or cost. The limits of the Insurance Policies have not been materially eroded.

Section 4.22 Acknowledgment Regarding Investor’s Purchase of Shares.

The Company acknowledges and agrees that the Investors are acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investors or any of their respective Representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investors that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives. Any review of the Company by the Investors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investors and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investors with respect thereto.

Section 4.23 No Additional Agreements.

Other than the Stockholders Agreement, the Company does not have any agreement or understanding with the Investors with respect to the transactions contemplated by this Agreement.

Section 4.24 Title.

(a) Except as would not materially affect the value of such Properties or materially interfere with the use made and proposed to be made of such Properties, each of the Company and its Subsidiaries has good and marketable title to its Property reflected as owned by it as Previously Disclosed, and such Property is not subject to any Lien except (i) Incidental Liens, (ii) Liens granted pursuant to the Credit Agreement and (iii) first priority liens with respect to the Properties of the Company and its subsidiaries Previously Disclosed, and (b) each of the Company and its Subsidiaries holds its leased Properties under valid and binding leases, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.25 Contracts.

(a) The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act and the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described.

(b) Each of the material contracts to which the Company is a party that have been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

Section 4.26 Employee Benefits.

(a) Any “employee benefit plan” (as defined under ERISA) or other employee benefit plan, program policy or arrangement (i) established, contributed to, sponsored or maintained by the Company or any Subsidiary or (ii) in which the Company or any Subsidiary has any present or future liability (each a “Benefit Plan”) are in compliance in all material respects with ERISA, the Code and other applicable Laws. Except as set forth on Schedule 4.26(a), no Benefit Plan is subject to Title IV of ERISA and neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates sponsors or contributes to, or has or had any liability or obligation in respect of, any employee benefit plan subject to Title IV of ERISA. With respect to any Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.26, n either the Company nor any Subsidiary provides any current or former employee of the Company any post-employment or post-retirement health, medical or life insurance benefits, except as required by applicable Law or where the employee pays the entire cost of coverage. Except as set forth on Schedule 4.26(a), no Benefit Plan exists that, as a result of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans or (iii) result in payments which would not be deductible under Section 280G of the Code.

(b) No “reportable event” (as defined under ERISA) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has occurred or is reasonably expected to occur with respect to any Benefit Plan; no Benefit Plan, if such Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA);none of the Company, any of the Subsidiaries or any of their respective ERISA Affiliates have incurred or reasonably expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 430, 4971, 4975 or 4980B of the Code; and each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a currently effective determination letter (or an opinion letter) stating that it is so qualified, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

Section 4.27 Takeover Statutes

The Board has taken all actions necessary to ensure that no “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation is applicable to the transactions contemplated by the this Agreement and the Stockholders Agreement.

Section 4.28 No Further Reliance.

The Company acknowledges that it is not relying upon any representation or warranty made by the Investors not set forth in this Agreement or the Stockholders Agreement.

Section 4.29 Off Balance Sheet Arrangements.

There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Company SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

Section 4.30 Transactions With Affiliates.

None of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.31 Acknowledgement Regarding Investors’ Trading Activity.

The Company acknowledges and agrees that other than as set forth in this Agreement and the Stockholders Agreement (i) the Investors have not been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) the Investors shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that the Investors may engage in hedging and/or trading activities at various times during the period that the Acquired Shares are outstanding, including, without limitation, during the periods that the value of the Acquired Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or the Stockholders Agreement.

Section 4.32 Shell Company Status

The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

Section 4.33 HSR Matters

(a) As of the date hereof and as of the Closing Date, all assets held by the Company, its Subsidiaries and any other entities “controlled” (within the meaning set forth in the HSR Act), directly or indirectly, by the Company, are exempt assets under the HSR Act, pursuant to 16 C.F.R. § 802.21, 16 C.F.R. § 802.2 and/or 16 C.F.R. § 802.5, other than any assets the total value of which is less than $70.9 million in the aggregate.

(b) Schedule 4.33(b) sets forth a list of all entities that are not “controlled” (within the meaning set forth in the HSR Act) by the Company or its Subsidiaries, in which the Company or a Subsidiary thereof holds equity interests, as well as a description and the value of any such equity interests held, which schedule shall be updated as of the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investors severally but not jointly represent and warrant to the Company that:

Section 5.1 Organization and Authority.

Each Investor is duly formed and validly existing in good standing in the jurisdiction and as the form of business entity set forth on Annex 1 hereto, and has all corporate power and authority to own its property and assets and conduct its business in all material respects as currently conducted and has been duly qualified as a foreign business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on each Investor’s ability to consummate the transactions contemplated hereby on a timely basis.

Section 5.2 Authorization.

Each Investor has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by each Investor of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by each Investor’s board of directors or managing members or partners, as the case may be, and no further approval or authorization by any of its stockholders, members, partners or other equity owners is required. This Agreement constitutes the valid and binding obligation of each Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

Section 5.3 Non-Contravention; Governmental Authorization.

(a) The execution, delivery and performance by each Investor of this Agreement and the consummation of the transactions contemplated hereunder will not: (1) conflict with or violate any provision of its articles of incorporation, bylaws, limited partnership agreement or similar governing documents; or (2) assuming compliance with the statutes and regulations referred to in Section 5.3(c), (i) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which such Investor is a party or by which its properties may be bound or affected; or (ii) conflict with or violate any order, Law, statute, rule or regulation of any Governmental Entity, applicable to the Investor, except in the case of clause (2)(i) and (2)(ii), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act and the securities or blue sky laws of the various states and under any applicable HSR Laws) is required for the purchase of the shares underlying the Backstop Commitment, if any, to be purchased by each Investor hereunder and the consummation by each Investor of the transactions contemplated by this Agreement.

(c) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other Governmental Entity necessary in connection with the execution and delivery by each Investor of this Agreement and the consummation of the transactions contemplated herein (except for such additional steps as may be required by the NASDAQ or such additional steps as may be necessary to qualify the Acquired Shares under federal securities, state securities or blue sky Laws) has been obtained or made and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect each Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 5.4 Compliance with Laws.

Neither the Investor, nor, to the knowledge of the Investor, any other Persons acting on its behalf, is in material violation of any applicable federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement of any Governmental Entity, except where such violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement. To the knowledge of each Investor, neither the Investor or any other Persons acting on its behalf is being investigated with respect to, or has been overtly threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement.

Section 5.5 Securities Act Compliance.

(a) The Acquired Shares being acquired by such Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Acquired Shares for any minimum or other specific term and reserves the right to dispose of the Acquired Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Each Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and it fully understands the limitations on ownership, sale, transfer or other disposition of the Acquired Shares. Each Investor understands that the Acquired Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law.

(b) Each Investor understands and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Acquired Shares have not been and, except as contemplated by the registration rights provided for in the Stockholders Agreement, will not be registered under the Securities Act and that such Acquired Shares may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act, including, without limitation, the exemption provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws.

Section 5.6 Short Sales.

Since being contacted by the Company, each Investor has not taken any action that has caused such Investor to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

Section 5.7 Market Stabilization.

Each Investor has not taken, directly or indirectly, any action designed to or that might reasonably be expected to result in stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Backstop Commitment.

Section 5.8 Control.

Each Investor is acquiring the Acquired Shares in the ordinary course of its business and, other than as set forth in this Agreement or the Stockholders Agreement, not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.

Section 5.9 Financial Capability.

At the Closing each Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

Section 5.10 Brokers and Finders.

Neither the Investor nor any of its Affiliates or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for such Investor or any of its Affiliates or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby.

Section 5.11 Information.

Each Investor and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Acquired Shares which have been requested by such Investor or its advisers. Each Investor is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, such Investor is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. None of the representations set forth in this Section 5.11 shall derogate from or limit such Investor’s right to rely on any of the representations or warranties of the Company set forth in this Agreement.

Section 5.12 Confidentiality.

(a) The Company and each Investor acknowledge and agree that as of the date hereof the Confidentiality Agreement, and all provisions and obligations thereof, remain in full force and effect.

(b) Each Investor and its Affiliates further acknowledge that, in receiving information about the terms of this Agreement and about the Company in connection with this Agreement, they may have received material non-public information within the meaning of the U.S. federal securities laws. As such, if and to the extent that such Investor or its Affiliates have received material non-public information within the meaning of the U.S. federal securities laws, neither the Investor nor its Affiliates has purchased or sold, and none of them will purchase (other than in connection with the Backstop Commitment and the Additional Purchase Commitment) or sell, any securities of the Company in a transaction that would violate applicable U.S. federal securities laws as a result of such Investor or its Affiliates having any such material non-public information, from the date of this Agreement until after the Closing Date or the earlier termination of the Investor’s obligations under this Agreement.

Section 5.13 Investor Activities.

Each Investor is not a broker-dealer and does not need to be registered as a broker-dealer.

Section 5.14 No Further Reliance.

Each Investor acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement or in the Stockholders Agreement. Without derogating from or limiting the Investor’s right to rely on representations and warranties of the Company set forth in this Agreement, each Investor acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries that such Investor considers sufficient for purposes of the purchase of the Acquired Shares.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Conditions to the Obligations of the Company and the Investor.

The obligations of the Company and the Investors to effect the Closing shall be subject to the following conditions:

(a) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and competition or merger control laws of any jurisdictions required to consummate the transactions contemplated hereunder;

(b) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the Closing;

(c) the consummation of the Rights Offering in accordance in all material respects with the terms and subject to the conditions set forth in Section 2.1(d) hereof;

(d) the Company having obtained Company Stockholder Approval;

(e) The Company shall have obtained each of the consents and/or waivers set forth on Schedule 6.1(e); and

(f) There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by such system or by order of the SEC, the Nasdaq or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

Section 6.2 Conditions to the Obligations of the Company.

The obligations of the Company to effect the Closing shall be subject to the following conditions:

(a) all representations and warranties of the Investors in this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(b) the Investors shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Company shall have received a certificate, signed by an officer of the General Partner (or similar entity) of each Investor, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b);

(d) the Investors shall have executed the Stockholders Agreement; and

(e) the Investors shall have executed and delivered a representation letter to the Company in the form of Schedule 6.2(e) to grant the Investors an exemption from the ownership limitations contained in the Company’s articles of restatement.

Section 6.3 Conditions to the Obligations of the Investor.

The obligations of the Investors to effect the Closing shall be subject to the following conditions:

(a) The 10b-5 Representation shall be true and correct in all respects (A) in the case of the Registration Statement and any post-effective amendments thereto, at the respective times referred to in Section 2.1(c), and in the case of the Prospectus, as of its date, and (B) as of the Closing Date, except that in the case of this clause (B) all references to any time period or date referred to in Section 2.1(c) shall be deemed to be references to the Closing Date. All other representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Investors shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Sections 6.3(a) and 6.3(b);

(d) since the date of this Agreement, there shall not have been any Material Adverse Effect or any effect that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect;

(e) the shares of Common Stock to be issued in the Rights Offering shall be approved for listing on the NASDAQ;

(f) the Company shall have executed the Stockholders Agreement;

(g) Michael Baumann, the Chairman and Chief Executive Officer of the Company and David Levin, the Vice Chairman and President of the Company, each shall have acquired from the Company, in a transaction exempt from registration under the Securities Act, a number of shares of Common Stock equal to the product of (i)(A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date, times (ii) the number of shares of Common Stock owned by him on the Record Date at the Rights Subscription Price (the “Management Shares”);

(h) The Board shall have taken all requisite action to grant the Investors an exemption from the ownership limitations contained in the Company’s articles of restatement;

(i) the Investors shall have received signed opinions, dated as of the Closing Date, of Morrison & Foerster LLP, counsel for the Company, substantially in the forms set forth on Schedule 6.3(j);

(j) The Company shall have paid all fees and expenses payable to the Investors pursuant to Section 10.7;

(k) The Investors shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the State of Maryland, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction;

(l) Except to the extent approved in advance in writing by the Investor, the Company shall not have any Indebtedness in excess of the amounts set forth in the Form 10-Q, except as may be incurred pursuant to Section 7.12;

(m) The Common Stock (i) shall be designated for quotation or listed on the NASDAQ and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the NASDAQ from trading on the NASDAQ nor shall suspension by the SEC or the NASDAQ have been threatened, as of the Closing Date, either (A) in writing by the SEC or the NASDAQ or (B) by falling below the minimum listing maintenance requirements of the NASDAQ; and

(n) The Board shall have adopted the policy set forth on Annex V and such policy shall remain in full force and effect and shall not have been rescinded or amended.

ARTICLE VII

COVENANTS

Section 7.1 Stockholder Approvals; Proxy Statement

(a) The Company agrees to use its reasonable best efforts to call and hold a meeting of the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval and the transactions contemplated hereunder within 45 days following the date of this Agreement.

(b) As promptly as reasonably practicable following the date of this Agreement, but in no event later than one (1) Business Day following the date of this Agreement, the Company will prepare and file the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and distribute the Proxy Statement to the Company’s stockholders in accordance with applicable SEC rules. The Company shall provide to the Investors, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investors with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company will provide the Investors with prompt notice of the issuance by the SEC of any stop order or of any order preventing or suspending the use of the Registration Statement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing either the Registration Statement or the Proxy Statement or for additional information, and in each such case, provide the Investors with a reasonable opportunity to review any such comments, inquiries, request or other communication from the SEC and to review any amendment or supplement to the Registration Statement and the Proxy Statement before any filing with the SEC, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investors and their counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(c) Subject to the Board’s duties under Maryland law, the Proxy Statement shall include the Board’s recommendation that the stockholders vote in favor of the Company Stockholder Approval.

(d) The Investors agree to furnish to the Company in writing all information concerning the Investors and theirs Affiliates as the Company may reasonably request in connection with any Stockholder Meeting. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investors with a reasonable opportunity to review and comment on such document or response and shall duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investors and their counsel. Any communications by the Company to the Investors pursuant to this Section 7.1 may made by email to an account designated by the Investors upon request by the Company.

Section 7.2 Conduct of the Business.

Except (a) with the prior written consent of the Investors (which consent shall not be unreasonably withheld or delayed), (b) as contemplated by this Agreement or the Stockholders Agreement, (c) as required by applicable Law, or (d) as required by the terms and conditions of contracts and other arrangements disclosed as exhibits to the Company’ SEC Documents, after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with the terms hereof, the Company shall, and shall cause each of its Subsidiaries to, conduct their respective business in all material respects in the ordinary course consistent with the past practice of the Company and its Subsidiaries; provided, however, that in no event shall the Company engage in any sale, issuance, or authorization of the issuance or sale of any capital stock or other security of the Company or any of its Subsidiaries to the extent that any such sale, issuance, or authorization of issuance or sale, if it was to occur immediately following the Closing, would require the approval of the Investors pursuant to the terms of the Stockholders Agreement.

Section 7.3 Efforts.

(a) From the date hereof until the earlier of the Closing and the date that this Agreement is terminated pursuant to Section 8.1, the Investors and the Company shall to the extent required (i) promptly file any and all Notification and Report Forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby, and use commercially reasonable efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act; (ii) use commercially reasonable efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals; (iii) use commercially reasonable efforts to supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity; (iv) promptly inform the other party of any substantive meeting, discussion, or communication with any Governmental Entity (and shall supply to the other party any written communication or other written correspondence or memoranda prepared for such purpose, subject to applicable Laws relating to the exchange of information) in respect of any filings, investigation or inquiry concerning the transactions contemplated herein, and shall consult with the other party in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat; (v) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the Closing and the other transactions contemplated hereby; and (vi)to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the transactions contemplated by this Agreement and the Stockholders Agreement.

(b) The Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, including:

(i) defending, with the cooperation of the Investors to the extent they are named in any such lawsuit, action or proceeding, any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(ii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

Section 7.4 Financing; Exclusivity.

(a) The Company agrees that, during the Exclusivity Period (as defined below), it and it’s respective Representatives and Affiliates will not enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to any equity offering or other financing of the Issuer using any combination of debt and/or equity (a “Financing”), except for first mortgage loans with respect to individual apartment communities on market terms and conditions. “Exclusivity Period” shall mean a period beginning on the date hereof and ending on the earlier of (i) February 15, 2014 and (ii) the date on which the Investors inform the Issuer that they are no longer pursuing the Rights Offering or any similar transaction. Notwithstanding anything herein to the contrary, the Company shall be permitted to enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to a Financing or Acquisition Transaction in response to an unsolicited proposal that the Board determines in good faith could reasonably be expected to lead to a Superior Transaction (and in each case following execution of a customary confidentiality agreement).

(b) The Company shall notify the Investors promptly (and in any event within 48 hours) of any determination of the Board in good faith that a proposal received by the Company for a Financing or Acquisition Transaction could reasonably be expected to lead to a Superior Transaction.

(c) If the Board determines in good faith after receiving the advice of its financial advisors and outside legal counsel, in response to a bona fide written proposal for a Financing or Acquisition Transaction that was unsolicited and that did not otherwise result from a breach of this Section 7.4, that such proposal for a Financing or Acquisition Transaction constitutes a proposal for a Superior Transaction, the Company may enter into a definitive agreement to effect such Superior Transaction and terminate this Agreement pursuant to Section 8.1(g); provided, however, that the Company shall not under any circumstance related to such Superior Transaction terminate this Agreement pursuant to Section 8.1(f) below or terminate this Agreement pursuant to this Section 7.4(c) and Section 8.1(g), and any purported termination shall be void and of no force or effect, unless the Company prior to or concurrently with such action pays to the Investors the Termination Fee.

Section 7.5 Periodic Filings; Financial Statements

The financial statements, together with the supporting schedules, if any, and notes, to be included in the Registration Statement and the Prospectus will present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the periods specified therein, and such financial statements and supporting schedules, if any, will be prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; The selected financial data and the summary financial information to be included in the Registration Statement and the Prospectus will present fairly the information shown therein and will be compiled on a basis consistent, in all material respects, with that of the audited financial statements to be included in the Registration Statement and the Prospectus; the pro forma financial statements and the related notes thereto to be included in the Registration Statement and the Prospectus will present fairly the information shown therein and will be compiled on the bases described therein, and the assumptions to be used in the preparation thereof will be reasonable and the adjustments used therein will be appropriate to give effect to the transactions and circumstances referred to therein, and will comply as to form in all material respects with Article 11 of Regulation S-X; to the extent applicable, all disclosures to be disclosed in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as defined in the rules and regulations of the SEC) will comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act and the Exchange Act.

Section 7.6 Publicity.

On the date hereof, the Company shall issue a press release in the form attached as Annex II hereto. No other public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided that in no event shall any such press release or announcement name the Investors without their prior written consent, except to the extent necessary to comply with law or regulation. The provisions of this Section 7.6 shall not restrict the ability of a party hereto to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document or other report required by Law, regulation or stock exchange rule so long as the other party is provided a reasonable opportunity to comment on such disclosure in advance; provided that if such filings names the Investors, the Company shall obtain the prior approval of the Investor, and take into account any comments they may have thereto unless, upon the advice of counsel to the Company, the filing is legally required to be made as proposed by the Company without making such changes to reflect such comments.

Section 7.7 Share Listing.

The Company shall as promptly as practicable after the date of this Agreement use its reasonable best efforts to cause the Rights, during the pendency of the Rights Offering (to allow for the transferability of the Rights), and the Common Stock to be issued upon exercise of the Rights, to be approved for listing on the NASDAQ.

Section 7.8 Tax Related Covenants.

The Company will use its reasonable best efforts to continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter, subject to any future determination by the Company’s board of directors in accordance with the Stockholders Agreement that it is no longer in the Company’s best interests to qualify as a REIT.

Section 7.9 Rule 144.

The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 of the Securities Act), and will use reasonable best efforts to take such further action as the Investors may reasonably request, at the expense of the Investors, all to the extent required from time to time to enable the Investors to sell Acquired Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 of the Securities Act.

Section 7.10 Confidentiality.

The Company and the Investors acknowledge and agree that from the date hereof until the first anniversary of the date hereof, the Investors will, and will cause their Representatives, to keep all information regarding the Company (whether prepared by the Company, its Representatives or otherwise, whether in oral, written, electronic or other form) received under the terms of the Confidentiality Agreement or pursuant to this Agreement (collectively, the “Information”) confidential except (i) the Investors may disclose Information to their Representatives, (ii) Information that becomes generally available to the public other than as a result of a disclosure in violation of this Agreement by the Investors or their Representatives, (iii) Information that was available to the Investors on a nonconfidential basis prior to its disclosure, directly or indirectly, by the Company or its Representatives, (iv) Information that becomes available to the Investors on a nonconfidential basis from a person other than the Company who, to the knowledge of the Investors, is not bound by a confidentiality agreement with the Company or otherwise prohibited from transferring such information to the Investor, (v) Information that the Company agrees may be disclosed, (vi) Information that was or is developed by the Investors their Representatives without the use of or reference to the Information or any derivative thereof, (vii) to the extent the Investors are required by Law, legal process or regulatory authority to disclose such Information and (viii) the Investors may disclose Information in connection with a routine audit or general inquiry by a governmental or regulatory organization. After such time as the Investors no longer have a designee on the Board in accordance with and pursuant to the Stockholders Agreement, the Company shall notify the Investors immediately upon the opening of the next open trading window during which members of the Board are permitted to effect transactions in securities of the Company.

Section 7.11 Market Stabilization.

Each Investor will not take, directly or indirectly, any action designed to or that might reasonably be expected to constitute manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Backstop Commitment.

Section 7.12 Incurrence of Indebtedness

Without the prior consent of the Investors, the Company shall not incur any Indebtedness prior to the Closing other than (x) drawdowns in the ordinary course of business consistent with past practice under the Company’s $14.0 million senior secured revolving credit facility for which BMO Harris Bank N.A. serves as the sole lead arranger and administrative agent (the “Current Loan”) as may be amended, restated or replaced from time to time; provided that (i) the aggregate outstanding principal amount of any indebtedness under this clause (x) may not exceed $14.0 million and (ii) the financial terms of any amended, restated or replacement indebtedness may not be less favorable to the Company than the terms of the Current Loan as in effect on the date hereof; or (y) to refinance any Indebtedness upon maturity so long as the principal amount of such new Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, and that such new Indebtedness is on financial terms no less favorable to the Company than the Indebtedness being refinanced.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by either the Company or the Investor, upon written notice to the other, in the event that the Closing does not occur on or before February 15, 2014; provided, however; the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company by written notice to the Investors (x) in the event of a breach by the Investors of any representation, warranty, covenant or agreement under this Agreement, where the effect of such breach would be to cause any of the conditions to the Closing set forth in Sections 6.1 and 6.2 to not be satisfied, and such breach is not cured by the Investors within twenty (20) Business Days following receipt of written notice from the Company of the breach or alleged breach or (y) in the event that as of February 15, 2014, each of the conditions precedent to the transactions contemplated by this Agreement set forth in Article VI have been satisfied or waived (other than and other than those conditions that (i) by their nature cannot be satisfied until the Closing Date, but each of which conditions shall be capable of being satisfied on the Closing Date and (ii) those conditions that have not been satisfied due to the Investors’ breach under this Agreement) and the Investors fail to consummate such transactions (other than as a result of a breach of this Agreement by the Company);

(d) by the Investors by written notice to the Company in the event of a breach by the Company of any representation, warranty, covenant or agreement under this Agreement, where the effect of such breach would be to cause any of the conditions to the Closing set forth in Sections 6.1 and 6.3 to not be satisfied, and such breach is not cured by the Company within twenty (20) Business Days following receipt of written notice from the Investors of the breach or alleged breach;

(e) by either the Company or the Investor, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable, provided that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party that has initiated any proceeding that results in such order, decree, injunction or action, or that has not taken any and all reasonable actions necessary to oppose, contest and resist, and to have lifted, rescinded or vacated, such order, decree or judgment before it became final and non-appealable;

(f) by the Company, at any time prior to the completion of the Rights Offering upon written notice to the Investor; provided that if prior to such termination the Company received a bona fide written proposed for a Financing or an Acquisition Transaction, then the Company shall pay the Termination Fee to the Investors in accordance with Section 10.16(b));

(g) by the Company, upon written notice to the Investors, if the Company shall have entered into a definitive agreement to effect a Superior Transaction in compliance with the provisions of Section 7.4(c) and prior to or concurrently with such termination the Company pays the Termination Fee to the Investor; or

(h) by the Investor, upon written notice to the Company, if the Company shall have entered into a definitive agreement to effect a Superior Transaction (it being understood that the Company shall pay the Termination Fee to the Investors in accordance with Section 10.16(b)).

Any notice of termination provided by the Company pursuant to this Section 8.1 (other than a termination pursuant to Section 8.1(c)) shall include an acknowledgment of its obligation to pay the Company Liquidated Damages Amount or the Termination Fee, as applicable.

Section 8.2 Effects of Termination.

In the event of the termination of this Agreement as provided in Section 8.1, this Agreement (other than Article IX which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; except, subject to Section 10.16, for liabilities arising in respect of breaches under this Agreement by any party prior to such termination and that the obligations set forth in Sections 3.1(c), 5.12 and 7.5 of this Agreement, the last sentence of Section 8.1, Article 9 and Article 10 of this Agreement shall survive such termination.

ARTICLE IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.1 Indemnification.

(a) Indemnification by the Company

Whether or not the Rights Offering, the issuance of the Acquired Shares to the Investors or the other transactions contemplated hereby are consummated or this Agreement is terminated, the Company (the “Indemnifying Party”) shall indemnify and hold harmless the Investors and each Affiliated Purchaser (as defined herein), their respective Affiliates and their respective officers, directors, members, managers, partners, employees, agents, advisors and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, amounts paid in settlement and reasonable expenses, joint or several (“Liabilities”) incurred by such Indemnified Person or to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) arising out of or relating to the Rights Offering, this Agreement or the Stockholders Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal fees and expenses or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Liabilities to the extent that they resulted from (a) bad faith, gross negligence or willful misconduct on the part of such Indemnified Person or (b) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(b) Indemnification Procedures.

(i) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party (it being understood and agreed that Schulte Roth & Zabel LLP is approved), to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the applicable Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, such Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one firm of counsel, plus local counsel, in any jurisdiction representing the Indemnified Person), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(ii) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Liabilities by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Article 9. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(iii) Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the applicable Indemnifying Party, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), both the applicable Indemnifying Party acknowledges and agrees that such Indemnifying Party shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the applicable Indemnifying Party be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the applicable Indemnifying Party hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the applicable Indemnifying Party, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9.1(c), entitled to enforce this Section 9.1(c) against the applicable Indemnifying Party as though each such Indemnitee-Related Entity were a party to this Agreement.

(c) Contribution

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of such Indemnifying Party on the one hand and the Indemnified Person on the other hand as well as any relevant equitable considerations.

ARTICLE X

MISCELLANEOUS

Section 10.1 Interpretation

When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.

Section 10.2 Survival.

Each of the representations and warranties in this Agreement shall survive the Closing notwithstanding any investigation at any time made by or on behalf of any party hereto until the later of (a) the first (1st) anniversary of the Closing Date and (b) the date that is thirty (30) days after the filing of the Company’s Annual Report on Form 10 –K with respect to the fiscal year ending on December 31, 2013, and any claim by a party under this Agreement with respect to a breach of such representations and warranties shall be brought no later than such date; provided, however, the representations and warranties contained in Sections 4.2, 4.3 and 4.4 shall survive until the expiration of the applicable statute of limitations. Each of the covenants in this Agreement shall survive the Closing until fully performed.

Section 10.3 Legends.

The Investors agree with the Company that unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, each share of Common Stock purchased by the Investors pursuant to the Backstop Commitment and the Additional Purchase Commitment purchased by the Investors shall contain a legend substantially to the following effect until the date that is one year after the later of the date of issuance or the last date on which the Company or any Affiliate of the Company was the owner thereof, unless the Company determines otherwise in accordance with applicable Law:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE

WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN CASE (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Section 10.4 Notices.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by facsimile or by other electronic communication, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

Trade Street Residential, Inc.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Attention: Chief Executive Officer

Facsimile: (786) 248-3679

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

2000 Pennsylvania, NW, Suite 6000

Washington, DC 20006-1888

Attention: John A. Good

Facsimile: (202) 785-7522

If to the Investors:

Senator Global Opportunity Fund LP,

Senator Global Opportunity Intermediate Fund L.P.

c/o Senator Investment Group LP

510 Madison Ave.

New York, New York 10022

Attention: Evan Gartenlaub, General Counsel

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein

Section 10.5 Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.6 Amendments and Waivers.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 10.7 Fees and Expenses.

The Company will reimburse the Investors for all reasonable and actual out-of-pocket expenses incurred by the Investors and their counsel in connection with this Agreement and the transactions contemplated hereby irrespective of whether the transactions hereby are consummated; provided that the Company’s obligation to reimburse the Investors for fees and expenses pursuant to this Section 10.7 shall be limited to an aggregate $400,000 (the “Expense Cap”) without the consent of the Company, exclusive of the Backstop Commitment Fee and Additional Purchase Commitment Fee, the Company Liquidated Damages Amount and the Termination Fee. Notwithstanding the foregoing, the Company and the Investors agree that amounts payable by the Company pursuant to Section 7.3 and Article 9, shall be outside of the Expense Cap and shall not be taken into account in calculating the Expense Cap.

Subject to Section 10.16, reimbursement of the Investor’s expenses by the Company pursuant to this Section 10.7 shall be made at the Closing or, if this Agreement is terminated, no later than five (5) Business Days after delivery to the Company of written notice of (1) demand for payment after the termination of this Agreement, and (2) a documented itemization setting forth in reasonable detail all such expenses.

Section 10.8 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise, provided that, the Investors shall be permitted, to assign this Agreement to any of its Affiliates under common control with the Investor’s ultimate parent entity (an “Affiliated Purchaser”) provided that (i) such assignee shall execute an agreement for the benefit of the Company in form and substance reasonably satisfactory to the Company, pursuant to which such proposed assignee agrees to be bound by the terms and conditions of this Agreement and (ii) that no such assignment shall relieve the Investors of its obligations hereunder. Without limiting the foregoing, none of the rights of the Investors hereunder shall be assigned to, or enforceable by, any Person to whom an Investor may transfer capital stock of the Company (other than a transfer to the Investor’s Affiliates to the extent permitted in accordance with the terms of this Agreement).

Section 10.9 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.10 Jurisdiction.

The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 10.11 Waiver Of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.12 Entire Agreement.

This Agreement, together with the Stockholders Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 10.13 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.14 Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 10.15 Counterparts; No Third Party Beneficiaries.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Except as set forth in Article 9, no provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 10.16 Remedies.

(a) In the event that this Agreement is terminated (i) by the Company other than pursuant to Section 8.1(c) or 8.1(g) or (ii) by the Investor, other than pursuant to Section 8.1(h), then the Company shall pay to Seller, on or before December 31, 2014, $2,500,000 of the Additional Purchase Commitment Fee (the “Company Liquidated Damages Amount”) along with any amounts due pursuant to Section 10.7 in immediately available funds to a bank account designated in writing by Seller, it being understood that in no event shall the Company be required to pay the Company Liquidated Damages Amount on more than one occasion.

(b) In the event that this Agreement is terminated (i) by the Investors pursuant to Section 8.1(h), (ii) by the Company pursuant to Section 8.1(g) or (iii) by the Company pursuant to Section 8.1(f) and prior to such termination the Company received a bona fide written proposed for a Financing or an Acquisition Transaction, then the Company shall, (A) simultaneously with such termination (in the case of a termination by the Company pursuant to Section 8.1(f) or (g)) or (B) immediately following such termination (in the case of a termination by the Investor pursuant to Section 8.1(h)), pay the Investors the Termination Fee along with any amounts due pursuant to Section 10.7 (to the extent such amounts have not already been paid) in immediately available funds to a bank account designated in writing by Seller, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) It is hereby understood and agreed that in no event shall the Company be required to pay to the Investors both the Termination Fee and the Company Liquidated Damages Amount and that any payment by the Company of the Termination Fee pursuant to Section 8.1(f) and Section 10.16(b) shall be made net of the Company Liquidated Damages Amount to the extent the Company Liquidated Damages Amount has been paid to the Investors.

(d) Except with respect to a breach by the Company of its obligations pursuant to Section 7.4, the right of the Investors to receive payment of the Company Liquidated Damages Amount or the Termination Fee, as applicable, shall be its sole and exclusive remedy under this Agreement for any and all charges, judgments, losses, liabilities, damages (including consequential damages), costs, taxes, penalties, expenses, fees, fines, assessments, sanctions or awards (including (a) amounts paid in settlement, and (b) reasonable costs of investigation and defense, reasonable legal expenses and court costs), but specifically excluding any costs incurred by or allocated to the Investors with respect to time spent by employees of the Investors or its Affiliates (collectively, “Losses”) suffered by the Investors as a result of the failure of the Closing to occur (including as a result of a breach or failure by Company to perform its obligations hereunder or any willful breach or fraud on the part of Company). Upon payment of such amounts, the Company shall not have any further liability or obligation as a result of the failure by Company to consummate the Closing. Upon payment of the Company Liquidated Damages Amount or the Termination Fee, as applicable, the Company shall not have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, and no person shall have any rights or claims against the Company under this Agreement or otherwise, whether at Law or equity, in contract, in tort or otherwise. For purposes of clarity, the Investors acknowledge and agree that they shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or otherwise obtain any other relief at Law, equity or otherwise to obtain specific performance.

(e) In addition, in the event that this Agreement is terminated by the Company as a result of a breach by the Investors of their representations, warranties, covenants or agreements hereunder resulting from the willful misconduct or gross negligence of the Investors that has had or would reasonably be expected to have a material adverse impact on the consummation of the transactions contemplated hereby, then the Company shall be entitled to all remedies available at Law or equity arising from such breach.

(f) The Investors agree that (A) the transactions contemplated hereby are unique and that damages for failure by the Company to consummate the transactions contemplated hereby will be extremely difficult and impracticable to ascertain, (B) the Company Liquidated Damages Amount is a reasonable and rational estimate at this time and is an acceptable damages amount to the Investors upon the occurrence of the events described above, and (c) the Company Liquidated Damages Amount or the Termination Fee, as applicable, is not intended as a penalty, but as full liquidated damages under this Agreement and as compensation for the Investor’s Losses and other expenses associated with the failure of the Company to close the transactions contemplated hereby pursuant to this Agreement. The agreements contained in this Section 10.16 are an integral part of the Agreement and the parties agree that, without these agreements, the parties would not enter into this Agreement. In addition, the parties acknowledge that in the absence of a waiver, a bond or undertaking may be required by a court and the parties hereby waive any such requirement of such a bond or undertaking.

(g) The parties agree that the Company would suffer irreparable damage in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof. It is accordingly agreed that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Investors and to enforce specifically the terms and provisions of this Agreement; it being understood and agreed that, notwithstanding the first sentence of this Section 10.16(g) or anything else in this Agreement to the contrary, the Company’s right to specific performance to require the Investors to consummate the Closing shall remain subject to the satisfaction (or waiver by the applicable party) of the conditions to the Closing hereunder. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 10.17 Adjustment to Shares.

If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

Section 10.18 Notices and Consents.

Any notice required to be delivered pursuant to this Agreement to any Investor may be delivered to the Adviser on behalf of such Investor and any consent or approval by any Investor pursuant to this Agreement may be delivered by the Adviser.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TRADE STREET RESIDENTIAL, INC.

By:	/s/ Michael Baumann
Name: Michael Baumann Title: Chairman and Chief Executive Officer

SENATOR GLOBAL OPPORTUNITY FUND LP

By:	/s/ Evan Gartenlaub
Name: Evan Gartenlaub Title: General Counsel

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

By:	/s/ Evan Gartenlaub
Name: Evan Gartenlaub Title: General Counsel

Annex I

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is entered into as of [—], 2013, by and among Trade Street Residential, Inc., a Maryland corporation (the “Company”) and the investment entities managed or advised by Senator Investment Group LP a Delaware limited partnership (the “Adviser”), as set forth on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”).

WHEREAS, the Investors and the Company have entered into that certain Standby Purchase Agreement, dated as of November 12, 2013 (as it may be amended, restated, or otherwise modified from time to time, and together with all exhibits, schedules, and other attachments thereto, the “Standby Purchase Agreement”), pursuant to, and subject to the terms and conditions of which, the Investors wish to subscribe for and the Company desires to issue and sell, shares of the Company’s Common Stock on the terms and subject to the conditions set forth therein;

WHEREAS, upon the consummation of the transactions contemplated by the Standby Purchase Agreement, the Investors will Beneficially Own (as such term is defined herein) the number of shares of Common Stock of the Company set forth in the Standby Purchase Agreement (collectively, the “Investor Shares”); and

WHEREAS, the Investors and the Company desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) actions that may or may not be undertaken in respect of the Investor Shares, (b) the governance of the Company, (c) certain registration rights with respect to the Registrable Securities (as defined herein), (d) certain liquidity rights with respect to the Investor Shares, and (e) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants, and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms

As used herein, the following terms shall have the following meanings:

“Additional Shares” has the meaning set forth in Section 4.1(c).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including as to the Investors any investment entity managed or advised by Senator Investment Group LP; provided, however, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of the Investors for purposes of this Agreement.

“Agreement” means this Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“Allowable Suspension Period” has the meaning set forth in Section 4.6(a).

“ATM Program” has the meaning set forth in Section 4.2(a).

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Bloomberg” means Bloomberg Financial L.P.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday, or any other day on which banks are required or authorized to be closed in the City of New York, in the State of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations, or other equivalents (however designated, and whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company membership interests, or equivalent ownership interests in, or issued by, such Person.

“Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation, liquidation in a single transaction or a series of related transactions or other similar transaction), (ii) a direct or indirect acquisition of Beneficial Ownership by a Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Investors or their Affiliates, including by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction) pursuant to which the Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Investors or their Affiliates collectively own more than fifty percent (50%) of the Voting Securities of the Company or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the power (whether or not exercised) to elect a majority of the members of the Board (or similar governing body) of the Company.

“Closing” has the meaning set forth in the Standby Purchase Agreement.

“Closing Bid Price” and “Closing Sale Price” mean, for any Security as of any date, the last closing bid price and last closing trade price, respectively, for such Security on the Exchange, as reported by Bloomberg, or, if the Exchange begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such Security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg.

“Committee” has the meaning set forth in Section 2.1(c).

“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the Recitals hereto.

“Company Right” has the meaning set forth in Section 3.1(b).

“Compensation Committee” has the meaning set forth in Section 2.1(c).

“Consent Default” has the meaning set forth in Section 2.2(c).

“Consent Default Rate” has the meaning set forth in Section 2.2(c).

“Consent Delay Payments” has the meaning set forth in Section 2.2(c).

“Consent Fee Shares” has the meaning set forth in Section 2.2(c).

“Contracting Party” has the meaning set forth in Section 6.10.

“Consent Rate” has the meaning set forth in Section 2.2(c).

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract, or by any other means.

“Controlling Person” has the meaning set forth in Section 4.8(a).

“Convertible Securities” means any evidence of indebtedness, shares of Capital Stock (other than Common Stock) or other Securities (including Options) that are directly or indirectly convertible into, or otherwise exchangeable or exercisable for, shares of Common Stock.

“Damages” has the meaning set forth in Section 4.8(a).

“DCR” has the meaning set forth in Section 2.3.

“Debt” means, with respect to the Company and its subsidiaries, all liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, for (a) indebtedness for borrowed money (including principal and accrued interest), (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments (including principal and accrued interest), (c) “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) indebtedness for payments arising in respect of drawn letters of credit or bankers’ acceptances or secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) liabilities and obligations under capital leases (determined in accordance with GAAP), and (f) indebtedness of third Persons which is directly or indirectly guaranteed by the Company or any of its subsidiaries.

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“DTC” means The Depository Trust Company.

“Effective Deadline” has the meaning set forth in Section 4.1(b).

“Effectiveness Period” has the meaning set forth in Section 4.1(b).

“Equity Issuance” means any issuance, sale or placement of any Common Stock or other Capital Stock of the Company or any of its subsidiaries, and any issuance, sale or placement of any other Securities of the Company or any of its subsidiaries that are convertible or exchangeable into Common Stock or other Capital Stock of the Company or any of its subsidiaries; provided, however, that no Permitted Issuance shall constitute or be deemed to constitute an “Equity Issuance” for purposes of this Agreement.

“Exchange” means, initially, the NASDAQ Global Market and any successor thereto or, in the future, any other stock market on which the Common Stock is listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Full Cooperation” means, in connection with any Underwritten Offering, where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company fully cooperate with the underwriter(s) in connection with all reasonable and customary recommendations and requests of such underwriter(s), and make two members of senior management available upon reasonable notice to participate in due diligence meetings or calls, “road-show” and other reasonable and customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s).

“GAAP” means United States generally accepted accounting principles in effect as of the date hereof.

“Governing Documents” means the articles of restatement and bylaws of the Company.

“Holder” means the Investors and any Permitted Transferee that becomes a Holder pursuant to Section 4.12.

“HSR Act” has the meaning set forth in Section 3.2(f).

“Indemnified Party” has the meaning set forth in Section 4.8(c).

“Indemnifying Party” has the meaning set forth in Section 4.8(c).

“Investment Committee” has the meaning set forth in Section 2.1(c).

“Investor” and “Investors” have the meaning set forth in the Recitals hereto.

“Investor Nominated Directors” has the meaning set forth in Section 2.1(a).

“Investor Shares” has the meaning set forth in the Recitals hereto.

“Investor Standby Shares” has the meaning set forth in Section 3.1(b).

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Liquidity Date” has the meaning set forth in Section 3.1(b).

“Liquidity Notice” has the meaning set forth in Section 3.1(a).

“Liquidity Right Expiration Date” has the meaning set forth in Section 3.1(a).

“Liquidity Right Measurement Date” has the meaning set forth in Section 3.1(a).

“Liquidity Right Threshold” has the meaning set forth in Section 3.1(a).

“Mailing Date” has the meaning set forth in Section 2.1(a).

“Market Capitalization” means the product of (x) the number of shares of Common Stock outstanding and (y) the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the date of determination.

“Measurement Period” has the meaning set forth in Section 3.1(a).

“Non-Recourse Party” has the meaning set forth in Section 6.10.

“Operating Partnership” has the meaning set forth in Section 2.2(a)(vi).

“Options” means any options, warrants, or other rights to subscribe for, purchase, or otherwise acquire shares of Capital Stock of the Company (or any successor thereto).

“Permitted Issuance” means (a) any issuance of Capital Stock upon the exercise of Options outstanding and publicly disclosed as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement, (b) any issuance, sale or authorization pursuant to the Company’s currently existing and publicly filed compensation arrangements for its directors, officers, employees, consultants and agents, (c) any issuance, sale or authorization pursuant to any future compensation arrangements for the Company’s directors, officers, employees, consultants and agents that are approved by the Company’s Compensation Committee and do not exceed the limits set forth in Section 2.2(a) hereof, (d) any issuance, sale or placement of Capital Stock as consideration in any acquisition transaction the primary purpose of which is not to raise capital, including any Change of Control, that has been approved by the Board and does not violate the provisions of Section 2.2(a) hereof, (e) any issuance of Capital Stock, and (f) any issuance of common units or limited partnership interests in Operating Partnership upon conversion of contingent or preferred units issued as of the date of this Agreement, and any issuance of Common Stock upon redemption of common units in the Operating Partnership that are issued and outstanding or otherwise permitted to be issued pursuant to clause (d) above as of the date of this Agreement pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership.

“Permitted Transferee” has the meaning set forth in Section 4.12.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Pre-Emptive Shares” means any shares of Common Stock issued or issuable to the Investors pursuant to Section 3.2.

“Pro Rata Portion” means, with respect to the Investors and their Affiliates at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other Capital Stock or other Securities to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other Capital Stock or other Securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Investor and its Affiliates immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of outstanding Common Stock immediately prior to the Equity Issuance.

“Quarterly Business Plan” has the meaning set forth in Section 3.1(c).

“Registrable Securities” means the shares of Common Stock held beneficially or of record by any of the Holders, including, without limitation, (i) the Acquired Shares (as defined in the Standby Purchase Agreement), (ii) the Backstop Acquired Shares (as defined in the Standby Purchase Agreement), (iii) the Backstop Commitment Fee Shares (as defined in the Standby Purchase Agreement), (iv) the Additional Purchase Commitment Fee Shares (as defined in the Standby Purchase Agreement), (v) Pre-Emptive Shares, if any, (vi) the Additional Shares, if any, (vii) the Consent Fee Shares, if any, and (viii) shares of Common Stock acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or otherwise. Registrable Securities shall continue to be Registrable Securities until (x) they are sold pursuant to an effective Registration Statement under the Securities Act or (y) they may be sold by their Holder without registration under the Securities Act pursuant to Rule 144 (or any similar provision then in force) without restriction or limitation thereunder on volume or manner of sale or other restrictions or limitations under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1).

“Registration Default” has the meaning set forth in Section 4.1(c).

“Registration Rate” has the meaning set forth in Section 4.1(c).

“Registration Statement” means any registration statement filed by the Company under the Securities Act that covers the resale of any of the Registrable Securities, including a prospectus, amendments and supplements thereto, and all exhibits and material incorporated by reference therein.

“Required Registration” has the meaning set forth in Section 4.1(a).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor federal statute, rules, or regulations thereto, and in the case of any referenced section of any such statute, rule, or regulation, any successor section thereto, collectively as from time to time amended and in effect.

“SEC” means the Securities and Exchange Commission.

“Securities” or “Security” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the SEC thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Standby Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Suspension Notice” has the meaning set forth in Section 4.6(a).

“Third Party Consents” has the meaning set forth in Section 2.2(a).

“Trading Day” means any day on which the Common Stock is traded on the Exchange; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Exchange for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Exchange (or if the Exchange does not designate in advance the closing time of trading, then during the hour ending at 4:00:00 p.m., New York Time).

“Underwriters’ Maximum Number” means, for any Required Registration or Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

“Underwritten Offering” has the meaning set forth in Section 4.1(d).

“Underwritten Offering Request” has the meaning set forth in Section 4.1(d).

“Voting Securities” means at any time shares of any class of Capital Stock or other Securities of the Company, including Convertible Securities that may be converted into, exercised for, or otherwise exchanged for such shares of Capital Stock, that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events until the occurrence of such specified event.

“VWAP” means, for any Security as of any date, the dollar volume-weighted average price for such Security on the Exchange during the period beginning at 9:30:01 a.m., New York Time (or such other time as the

Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Exchange publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such Security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).

Section 1.2 Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

GOVERNANCE

Section 2.1 The Investor’s Representation on the Board.

(a) Upon the Closing, if the number of members constituting the Board is other than nine (9), the Board shall promptly be reconstituted such that the number of members constituting the Board shall be no more than nine (9), subject to increase or decrease by the Board from time-to-time, in accordance with the Governing Documents and this Agreement. Upon the Closing, the Company shall promptly cause up to two (2) persons (in the aggregate) designated by the Investors to be appointed to the Board in the manner provided in the Governing Documents for filling vacancies on the Board; provided, that, to the extent the Investor has not designated two (2) such persons before Closing, the Company shall promptly cause the remaining persons to be appointed to the Board, with any required increase in the size of the Board, when such persons are designated by the Investors. Following the Closing, subject to Section 2.1(g), for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, (i) so long as the Investors, together with their Affiliates, Beneficially Own as of the date of mailing of the Company’s definitive proxy statement in connection with such meeting (the “Mailing Date”) at least nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock, the Company shall include two (2) persons designated by the Investors as members of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of both such nominees, (ii) so long as the Investors, together with their Affiliates, Beneficially Own as of the Mailing Date at least four and nine-tenths percent (4.9%), but less than nineteen and nine-tenths percent (19.9%), of the outstanding Common Stock, the Company shall include one (1) person designated by the Investors as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee, and (iii) if the Investors, together with their Affiliates, Beneficially Own as of the Mailing Date less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Company shall not be required to include any persons designated by the Investors as members of the slate of Board nominees. The members of the Board nominated or elected pursuant to this Section 2.1(a) are referred to herein as the “Investor Nominated Directors.” The Board shall not withdraw any nomination or, subject to the Board’s duties under Maryland law, recommendation required under this Section 2.1(a), unless the Investor delivers to the Board a written request for such withdrawal or the Board determines reasonably and in good faith after consultation with outside legal counsel that such Board nominee (i) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the

SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents; provided, however, that the Investor shall have the right to replace such Board nominee with a new Board nominee. Further, (i) for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, the Board shall not nominate, in the aggregate, a number of nominees greater than the nine (9) members of the Board, (ii) subject to the Board’s duties under Maryland law, the Board shall not recommend the election of any other person to a position on the Board for which an Investor Nominated Director has been nominated, and (iii) the Company shall use commercially reasonable efforts to cause each Investor Nominated Director to be elected to the Board. If elected to the Board, each Investor Nominated Director will hold his or her office as a member of the Board for such term as is provided in the Governing Documents, or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Governing Documents, and applicable Law.

(b) Subject to the provisions of Section 2.1(a) and 2.1(d) and the conditions set forth in Section 2.1(g), Michael Simanovsky shall serve as one of the initial Investor Designated Directors.

(c) Upon the election of the Investor Nominated Directors to the Board, the Investor Nominated Directors shall be entitled to attend meetings of the investment committee and compensation committee of the Board. For so long as Investor has the right to designate at least one (1) Investor Nominated Director to serve on the Board, the Board shall maintain an investment committee, the rights and responsibilities of which shall include those described on Exhibit A hereto, subject to amendment by the Board from time to time (the “Investment Committee”), and a compensation committee, the rights and responsibilities of which shall comply with the listing requirements of the Exchange (the “Compensation Committee” together with the Investment Committee, the “Committees”). The Investor Nominated Directors shall receive all Committee notices, minutes, written consents and all other materials provided to members of the Committees. The Investor Nominated Directors shall attend and participate in meetings of the Committees only in their capacity as observers and will have no voting rights or any other rights granted to members of the Committees. If any of the current rights or responsibilities of any of the Committees are delegated to a new Board committee or sub-committee, the Investor Nominated Directors shall have the same rights with respect to such committees or sub-committees as they do with respect to the Committees.

(d) If the Investors’, together with their Affiliates’, Beneficial Ownership of outstanding Common Stock falls below any percentage threshold set forth in Section 2.1(a) above, the Investor shall promptly cause one or more, as applicable, of the Investor Nominated Directors to resign from the Board such that the remaining number of Investor Nominated Directors on the Board does not exceed the number that the Investor is then entitled to designate for nomination or appointment pursuant to the terms and conditions of Section 2.1(a) above, and the number of directors that the Investor shall be entitled to designate for nomination shall forever be reduced to such number of Investor Nominated Directors serving on the Board immediately after such resignation(s) (even if the Investors or their Affiliates shall subsequently acquire additional shares of Common Stock). In addition, the Investors shall cause any Investor Nominated Director to resign from the Board and any committees on which such Investor Nominated Director serves if such Investor Nominated Director, as determined reasonably by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a director of the Company or a member of any such committees under any rule or regulation of the SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents or applicable Law; provided, however, that, subject to the limitations set forth in Section 2.1(a), the Investor shall have the right to replace such resigning Investor Nominated Director with a new Investor Nominated Director, such newly-named Investor Nominated Director to be appointed promptly to the Board in place of the resigning Investor Nominated Director in the manner set forth in the Governing Documents for filling vacancies on the Board. Further, upon the resignation of any Investor Nominated Director, any rights granted to such Investor Nominated Director pursuant to Section 2.1(a) and (c) shall terminate forthwith; provided, however, that any newly-named Investor Nominated Director selected by the Investor to replace the resigning Investor Nominated Director shall be granted the rights set forth in Section 2.1(a) and (c). Nothing in this paragraph (d) or elsewhere in this Agreement (except Section 2.1(f)) shall confer any third-party beneficiary or other rights upon any person designated hereunder as an Investor Nominated Director, whether during or after such person’s service on the Board.

(e) For so long as the Investors have the right to designate at least one (1) Investor Nominated Director for nomination to the Board pursuant to Section 2.1(a) above, the Board shall fill vacancies created by reason of death, removal or resignation of any Investor Nominated Director promptly upon request by the Investor and only as directed by the Investor, subject to the terms and conditions set forth in Section 2.1(a) above and Sections 2.1(g) below. So long as Investor has named a replacement within thirty (30) days following any death, removal or resignation of an Investor Nominated Director, and prior to any appointment of such replacement in accordance with this Agreement, and subject to the Board’s duties under Maryland law, the Board agrees not to authorize or take, and agrees to cause each Committee not to authorize or take, any action that would otherwise require the consent of an Investor Nominated Director until such time as such newly named Investor Nominated Director has been so appointed to the Board.

(f) Each Investor Nominated Director that is elected to the Board shall be indemnified by the Company and its subsidiaries, if applicable, in connection with his or her service as a member of the Board to the fullest extent permitted by Law and the Governing Documents and will be exculpated from liability for damages to the fullest extent permitted by Law and the Governing Documents. Without limiting the foregoing in this Section 2.1(f), each Investor Nominated Director who is elected to the Board shall be entitled to receive from the Company and its subsidiaries, if applicable, the same insurance coverage in connection with his or her service as a member of the Board as is provided for each of the other members of the Board.

(g) The Investors shall only designate a person to be an Investor Nominated Director (i) who the Investors believe in good faith has the requisite skill and experience to serve as a director of a publicly-traded company, (ii) who is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, the Exchange or applicable Law, (iii) who meets the applicable independence standards required by the listing rules of the Exchange, and (iv) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred. Notwithstanding anything to the contrary in this Section 2.1, the parties hereto agree that members of the Board shall retain the right to object to the nomination, election or appointment of any Investor Nominated Director for service on the Board if the members of the Board reasonably determine in good faith, after consultation with outside legal counsel, that such Investor Nominated Director fails to meet the criteria set forth above. In the event that the members of the Board reasonably object to the nomination, election or appointment of any Investor Nominated Director to the Board pursuant to the terms of this Section 2.1(g), the Board shall nominate or appoint, as applicable, another individual designated by the Investor as the Investor Nominated Director nominated for election to the Board that meets the criteria set forth in this Section 2.1(g) and Section 2.1(h) hereof.

(h) Notwithstanding anything to the contrary in this Section 2.1, nothing shall prevent the Board from acting in accordance with their respective duties under Maryland law or applicable Law or Exchange requirements. The Board shall have no obligation to nominate, elect or appoint any Investor Nominated Director if such nomination, election or appointment would violate applicable Law or Exchange requirements or result in a breach by the Board of its duties to the Company and its stockholders; provided, however, that the foregoing shall not affect the right of the Investor to designate an alternative individual as the Investor Nominated Director nominated for election to the Board, subject to the other terms, conditions and provisions in this Article II.

(i) The Investor Nominated Directors shall be entitled to compensation and the reimbursement of expenses in accordance with the Company’s compensation of non-employee directors in effect from time to time in connection with their service on the Board. In addition, all reasonable out-of-pocket expenses of the Investors or any of their employees or Affiliates in connection with assisting the Company or evaluating actions by the Company shall be reimbursed by the Company. If requested by any Investor, the fees and expenses for any Investor Nominated Director that is an employee of the Investors or its Affiliates shall be paid directly to the Investors on behalf of such Investor Nominated Director.

(j) The rights of the Investor set forth in this Section 2.1 shall be in addition to, and not in limitation of, such voting rights that the Investor may otherwise have as a holder of Capital Stock of the Company, subject to Section 5.1 below.

Section 2.2 Consent Rights.

(a) Following the earlier of receipt of the third party consents set forth on Schedule 2.2 to this Agreement (the “Third Party Consents”) or the determination by the Company that such Third Party Consents are no longer required, and then for so long as the Investors, together with their Affiliates, Beneficially Own at least four and nine-tenths percent (4.9%) of the outstanding Common Stock , prior written consent of the Investors will be required for:

(i) Any modification or amendment of the Company’s Governing Documents, operating agreement or similar organizational documents (whether by merger, consolidation or otherwise) in any manner adverse to the Investor;

(ii) Any individual or series of related retention agreements, signing bonuses, stock option awards, stock incentive rights (including any phantom stock) or any similar employee compensation related agreements or arrangements to the extent that the aggregate of all of the foregoing would exceed in the aggregate during any calendar year 10% of the Company’s Market Capitalization as of the day after the Closing Date or that, in the aggregate, exceeds $5,000,000 in value during any calendar year, determined as of the date of grant with respect to equity awards and as of the date of payment with respect to cash awards or similar arrangements;

(iii) Any purchase of shares of Common Stock or Capital Stock from members of the Board, Company’s management or their respective Affiliates (other than deemed repurchases in connection with the surrender of shares by members of the Board, the Company’s management or their respective Affiliates to the Company to satisfy any customary tax withholding in connection with vesting of restricted stock or cashless exercises of stock options);

(iv) Any Equity Issuance at a (net of any discounts, commissions, or other direct or indirect payments, whether in cash or other value) price per share or deemed price per share (i.e. conversion, exchange or exercise price) of Common Stock less than $6.33 per share;

(v) Any transaction, including any modification of rights, involving the existing preferred shares or preferred shareholders;

(vi) Any guarantees of, incurrences of or issuances of recourse Debt or recourse Capital Stock that is redeemable at any time by the Company or Trade Street Operating Partnership, LP (the “Operating Partnership”) which guarantees, incurrences or issuances during any calendar year are in a principal amount or create an obligation or potential obligation of the Company for a payment amount greater than $50,000,000 (not counting a guarantee and its related Debt more than once); and for any issuance of Capital Sock other than Common Stock for consideration or value greater than $50,000,000 in the aggregate in any calendar year;

(vii) Any acquisition or series of related acquisitions, the purchase price of which would equal more than fifty percent (50%) of the Company’s Market Capitalization immediately prior to execution of definitive documentation for any such acquisition;

(viii) The hiring or firing of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Operating Officer or President or any similar position; and

(ix) Determination by the Board that it is no longer in the Company’s best interest to qualify as a Real Estate Investment Trust.

(b) The rights of the Investors and their Affiliates set forth in this Section 2.2 shall be in addition to, and not in limitation of, such voting rights that the Investors and their Affiliates may otherwise have as holders of Capital Stock of the Company, subject to Section 5.1.

(c) If the Third Party Consents are not obtained and it is not determined by the Company that such Third Party Consents are no longer required on or prior to the date that is one hundred eighty (180) days following the date of this Agreement (the “Consent Default” and the date of such Consent Default, the “Consent Default Date”), then, as liquidated damages to any Investor for the failure to obtain the Third Party Consents (or determination that they are no longer required) by such date (which remedy shall be the exclusive remedy available at law or in equity only for a period of one hundred eighty (180) days following the Consent Default Date, but which shall not be exclusive of any other remedies available at law or in equity after the date that is one hundred eighty (180) days following the Consent Default Date) the Company shall (i) issue to such Investor on the first 30 day anniversary of the Consent Default and on each subsequent 30 day anniversary of the Consent Default (pro rated for periods totaling less than 30 calendar days), or, if earlier, no later than five (5) Business Days following the date that such Consent Default is cured, until the Third Party Consents are obtained (or determination that they are no longer required), additional shares of Common Stock, the number of which shall equal one percent (1.0%) (the “Consent Rate”) of the aggregate purchase price paid by such Investor pursuant to the Standby Purchase Agreement for its Acquired Shares and the Backstop Acquired Shares divided by the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the issuance of such shares (all shares issuable by the Company for any Consent Default are referred to herein as the “Consent Fee Shares”) or (ii) pay an amount of cash by wire of immediately available funds equal to the Consent Rate times the aggregate purchase price paid by such Investor pursuant to the Standby Purchase Agreement for the Acquired Shares and the Backstop Acquired Shares (such cash payments, the “Consent Delay Payments”). In the event the Company fails to issue the Consent Fee Shares or pay the Consent Delay Payments in a timely manner, the Consent Fee Shares issued or the Consent Delay Payments paid, as the case may be, to each Investor shall be increased at the rate of one and one-half percent (1.5%) of the Consent Rate per month until such Consent Fee Shares are issued in full, or such Consent Delay Payments are paid in full, as applicable.

Section 2.3 Domestically Controlled Status. To the extent that the Company can do so without unreasonable effort or expense, upon the prior request of the Investor, the Company shall determine whether the Company is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4) of the Code (a “DCR”); provided, however, that such examination shall be limited to information filed publicly with the SEC with respect to the ownership of stock of the Company (i.e., Schedules 13) and any information related to the ownership of the Company provided by the Investor, and that the Company shall not be required to take any action (or to not take any action) so as to be treated as a DCR at any given time.

ARTICLE III

LIQUIDITY AND PRE—EMPTIVE RIGHTS

Section 3.1 Liquidity Rights.

(a) If, on such date that is three years and six months (3.5 years) after the Closing Date (such date, the “Liquidity Right Measurement Date”) (i) the Closing Sale Price of the Common Stock shall not have exceeded $10.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events) on each Trading Day during any consecutive 10-Trading Day period (the

“Liquidity Right Threshold”) occurring during the 180 days prior to the Liquidity Right Measurement Date (the “Measurement Period”) and (ii) the Investors and their Affiliates Beneficially Own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Investors shall have the rights, subject to the limitations, set forth in this Section 3.1 with respect to shares of Common Stock purchased or otherwise acquired pursuant to the Standby Purchase Agreement upon the Closing and still owned by the Investors at such time. In the foregoing event, the Investors collectively may, but shall not be obligated to, on one occasion only, provide notice to the Company that they desire to liquidate some or all of the shares of Common Stock owned by the Investors on the date of such notice (a “Liquidity Notice”). The Liquidity Notice shall set forth the names of the Investors participating in such Liquidity Notice and the number of shares of Common Stock they wish to liquidate. It is hereby understood and agreed that the Investors may submit only one Liquidity Notice and any such notice shall be delivered to the Company no later than 5:00 PM Eastern Standard Time on the tenth (10th) day (or, if such day is not a Business Day, the next Business Day thereafter) following the Liquidity Right Measurement Date (the “Liquidity Right Expiration Date”). If no such Liquidity Notice is delivered to the Company on or prior to the Liquidity Right Expiration Date, the Investors shall have no further rights, and the Company shall have no further obligations, under this Section 3.1. In addition, if a Liquidity Notice is timely delivered, any Investor that has not participated in such Liquidity Notice shall have no further rights under this Section 3.1.

(b) If the Investors provide the Company with a timely Liquidity Notice, the Company shall have the right (the “Company Right”) to purchase from the Investors at any time or from time to time on or before the date that is (6) months after the Liquidity Right Measurement Date (the “Liquidity Date”), all or the specified portion of the shares of Common Stock still owned by the Investor on the Liquidity Right Measurement Date at a price equal to the greater of (a) $10.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events) or (b) an amount per share of Common Stock equal to 95% of the arithmetic average of the VWAPs over the 10 Trading Days immediately prior to the Liquidity Right Measurement Date (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events); provided, however, that the rights granted to the Investors pursuant to this Section 3.1 shall not apply to a number of securities that exceeds the aggregate number of shares of Common Stock purchased by the Investors under the Standby Purchase Agreement minus the aggregate number of such shares of Common Stock sold by the Investors prior to the Liquidity Right Measurement Date (the “Investor Standby Shares”). Nothing herein shall prevent the Investors from selling Common Stock after the Liquidity Right Measurement date, provided that any sale of Common Stock subject to the Company Right shall proportionately reduce such Company Right.

(c) In the fiscal quarter immediately preceding the Liquidity Date, the Company shall provide to the Investors a business plan that is commercially reasonable, prepared in good faith, and consistent both with past practice and the business plan provided to the Investors prior to the date hereof and which shall contain, without limitation, an income statement, balance sheet and cash flows in accordance with GAAP and set forth all material business activities and plans of the Company (the foregoing a “Quarterly Business Plan”), which Quarterly Business Plan shall be subject to reasonable approval by the Investor Nominated Directors, acting as a special budget committee solely for such purpose. If the Company does not exercise the Company Right by the Liquidity Date, the Quarterly Business Plan shall be effective for the ensuing fiscal quarter. The Company shall be required to prepare and furnish to the Investors an updated Quarterly Business Plan for each fiscal quarter during which the Investors shall continue to own Investor Standby Shares after the Liquidity Date. To the extent that during the calendar quarter relating to a Quarterly Business Plan, any expenditures or other items relating to the income statement, balance sheet or cash flows deviate in a manner adverse to the Company by more than 5% from the amounts or related item set forth in the applicable Quarterly Business Plan, then (x) the Company shall be prohibited from making such expenditure or taking any such action without the Investors’ approval, with such approval to be given in the Investors’ sole discretion and (y) any subsequent Quarterly Business Plan shall not be adopted and any related expenditures or actions shall not be taken by the Company without the Investors’ approval, with such approval to be given in the Investors’ sole discretion. Notwithstanding the foregoing, if the use of proceeds of any debt or equity financing is to acquire Investor Standby Shares still owned by the Investors,

Investor approval will not be required so long as at the closing of such financing, the proceeds of such financing are paid directly to the Investor to purchase Investor Standby Shares at the price set forth in Section 3.1(b).

(d) During the Measurement Period, the Investors shall not sell on any Trading Day during the Measurement Period a number of shares of Common Stock that exceeds twenty percent (20%) of the average daily trading volume of the Common Stock as reported by Bloomberg; provided, however, that from and after the such time as the Liquidity Right Threshold has been satisfied, the foregoing restriction shall no longer apply.

Section 3.2 Pre-Emptive Rights.

(a) For so long as the Investors, together with their Affiliates, Beneficially Own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Investors or one or more of their designated Affiliates shall have the option and right (but not the obligation) to participate (or nominate any of their Affiliates to participate) in any Equity Issuance by purchasing in the aggregate up to the Investors’ and their Affiliates’ Pro Rata Portion of such Equity Issuance at the same price and the same terms and conditions as offered to other investors in the Equity Issuance.

The Company agrees to use its reasonable best efforts to take any and all action, or to cause such action to be taken, as is necessary or appropriate to allow the Investors or their Affiliates, as applicable, to fully participate in any Equity Issuance in accordance with the provisions of this Agreement.

(b) In the event the Company proposes to undertake an Equity Issuance, the Company shall promptly give the Investors prior written notice of its intention, describing the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and an estimate thereof), the timing of such proposed Equity Issuance and the general terms and conditions upon which the Company proposes to effect the Equity Issuance. The Investors and their Affiliates shall have fifteen (15) Business Days (or, if the Company expects that the proposed Equity Issuance will be effected in less than fifteen (15) Business Days, such shorter period, that shall be as long as practicable, as may be required in order for the Investors and their Affiliates to participate in such proposed Equity Issuance) from the date the Investors receive notice of the proposed Equity Issuance to elect to purchase up to their Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice provided by the Company pursuant to this Section 3.2(b) by giving written notice to the Company and stating therein the quantity of equity interests to be purchased. Any such notice shall be irrevocable; provided, however, that if the Equity Issuance does not occur within thirty (30) Business Days following such notice and the terms of the Equity Issuance are materially modified, then the Investors and their Affiliates will be provided the opportunity to similarly participate on such modified terms. Any purchase of Equity Interests by any Investor and its Affiliates pursuant to this Section 3.2 shall occur contemporaneously with, and be subject to the same terms and conditions as, the closing of the sale of the Equity Interests by the Company to the other parties.

(c) The purchase by the Investors and their Affiliates of Equity Interests pursuant to this Section 3.2 shall be subject to the limitations on stock ownership set forth in the Company’s organizational documents; provided, that Company shall provide any necessary waiver of such limitations upon receipt of an updated representation letter similar to the representation letter provided by the Investors in connection with the Closing under the Standby Purchase Agreement.

(d) In the event that neither any Investor nor any of their Affiliates exercise the right forth in this Section 3.2 within the applicable period as set forth above, the Company shall be permitted to sell the equity interests in respect of which such pre-emptive rights were not exercised. In the event that the Company has not sold the equity interests within ninety (90) days of its notice to Investor as contemplated by Section 3.2(b), for purposes of this Section 3.2 such proposed Equity Offering shall be deemed to have been terminated, and the Company shall provide Investor with a new notice prior to undertaking a subsequent Equity Issuance.

(e) The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed Equity Issuance giving rise to the rights granted by this Section 3.2, to abandon, withdraw or otherwise terminate such proposed Equity Issuance, without any liability to the Investors or their Affiliates.

(f) Notwithstanding anything to the contrary herein, in the event that Investors and their Affiliates or the Company are required to file any notifications or report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in order to exercise the Investors’ and their Affiliates’ rights pursuant to this Section 3.2, then the time periods to close on such exercise set forth above shall be extended and the Investors’ and their Affiliates’ rights pursuant to this Section 3.2 shall be held in abeyance for the Investors and their Affiliates until such time that all approvals or clearances pursuant to the HSR Act have been obtained, at which time the Investors and Affiliates shall proceed to close on their rights pursuant to this Section 3.2.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Registration Statement.

(a) Subject to Section 4.6 and the other provisions of this Article IV, the Company shall use its reasonable best efforts to file with the SEC, prior to the Effective Deadline (as defined below), a Registration Statement covering the registration of the resale at any time or from time to time of all Registrable Securities pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC (together with any other registration required by this Article IV, the “Required Registration”). To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on a Registration Statement, the Company shall file additional Registration Statement(s) successively trying to register on each such additional Registration Statement the maximum number of remaining Registrable Securities until the earlier of (a) all of the Registrable Securities have been registered with the SEC, or (b) the date on which all of the remaining Registrable Securities may be sold without restriction or limitations pursuant to Rule 144 and without requirement to be in compliance with Rule 144(c)(1) (or any successor thereto). The Registration Statement shall be on Form S-3, unless the Company is not then eligible to file a registration statement on Form S-3 under the Securities Act, in which case (i) such registration statement shall be on Form S-11 or other appropriate form under the Securities Act which the Company is then eligible to file and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) The Company agrees (subject to Section 4.6 hereof) to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof but in any event prior to the one (1) year anniversary of the Closing (the “Effective Deadline”). After issuance of any Pre-Emptive Shares or Consent Fee Shares, such Pre-Emptive Shares or Consent Fee Shares shall become Registrable Securities hereunder and the Company shall, as soon as reasonably practicable, subject to Section 4.6 hereof, file a post-effective amendment to the Registration Statement to register the Pre-Emptive Shares or Consent Fee Shares or file a separate registration statement, which shall thereafter be treated as a Registration Statement hereunder, covering the registration of a secondary resale offering of the Pre-Emptive Shares or Consent Fee Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC. Subject to Section 4.6 hereof, the Company agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) under the Securities Act for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold and (ii) the date on which all of the Registrable Securities covered by the Registration Statement may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) under the Securities Act (the “Effectiveness Period”).

(c) If the Registration Statement relating to the Required Registration and covering all of the Registrable Securities then outstanding does not become effective on or prior to the Effective Deadline or after being declared effective the Registrable Securities cannot be sold pursuant thereto (other than during an Allowable Suspension Period (as defined in Section 4.6(a)))(a “Registration Default”), then, as damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, actual damages, if any, specific performance; provided, however, the Holder cannot seek and in no event will be entitled to consequential, speculative or incidental damages in any such proceedings), the Company shall issue to each Holder on the first 30 day anniversary of the Registration Default and on each subsequent 30 day anniversary of the Registration Default (pro rated for periods totaling less than 30 calendar days), or no later than five (5) Business Days following the date that the applicable Registration Statement becomes effective or such Registration Default is cured if earlier, until all of the Registrable Securities are initially registered or once again saleable on a Registration Statement in accordance with the provisions of this Agreement, additional shares of Common Stock, the number of which shall equal one half of one percent (0.50%) (the “Registration Rate”) of the aggregate purchase price paid by the Investors pursuant to the Standby Purchase Agreement for the Acquired Shares and the Backstop Acquired Shares divided by the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the issuance of such shares. All shares issuable by the Company for any Registration Default are referred to herein as the “Additional Shares.” In the event the Company fails to issue the Additional Shares in a timely manner, the Additional Shares issued to each Holder shall be increased at the rate of one and one-half percent (1.5%) of the Registration Rate per month until such Additional Shares are issued in full. After issuance of any Additional Shares, such Additional Shares shall become Registrable Securities hereunder and the Company shall, as soon as reasonably practicable, subject to Section 4.6 hereof, file a post-effective amendment to the Registration Statement to register the Additional Shares or file a separate registration statement, which shall thereafter be treated as a Registration Statement hereunder, covering the registration of a secondary resale offering of the Additional Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC.

(d) Upon the written request of the Holders of a majority of the Registrable Securities from time to time (an “Underwritten Offering Request”), the Company will cooperate with the Investors and any Underwriter in effecting an underwritten offering of Registrable Securities pursuant to the Registration Statement as promptly as reasonably practicable following receipt of such Underwritten Offering Request (an “Underwritten Offering”). In such case, (i) the Holders of a majority of the Registrable Securities may designate the managing underwriter(s) of the Underwritten Offering, provided that the Company may designate a co-managing underwriter to participate in the Underwritten Offering, subject to the approval of the Holders of a majority of the Registrable Securities, which approval shall not be unreasonably withheld or delayed and (ii) the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 4.8 of this Agreement; provided, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders proposing to distribute their securities through the Underwritten Offering, (ii) no Holder shall be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition and (iii) the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (b) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such Underwritten Offering. No Holder may participate in any such Underwritten Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. The Company shall not be obligated to effect or participate in (a) more than two (2) Underwritten Offerings in any twelve (12) month period, and (b) any Underwritten Offering during any lock-up period required by the underwriter(s) in any prior underwritten offering conducted by the Company on its own behalf or on behalf of the Holders.

(e) If, in connection with an Underwritten Offering, the managing underwriter(s) advise the Company in writing (with a copy to each Holder requesting registration) that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then (i) the Company shall so advise all Holders of Registrable Securities to be included in such Underwritten Offering and (ii) the Company will be obligated and required to include in such Underwritten Offering only that number of Registrable Securities requested by the Holders thereof to be included in such registration that does not exceed such Underwriters’ Maximum Number, such Registrable Securities to be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder. No shares of Common Stock held by any Person other than Registrable Securities held by the Holders shall be included in the Required Registration without the prior written consent of the Holders of a majority of the Registrable Securities.

Section 4.2 Piggyback Registration.

(a) Subject to Section 4.6 hereof, if, at any time while there still remain Registrable Securities, the Company is no longer eligible to use or, notwithstanding its obligations under Section 4.1(a), otherwise the Registration Statement is not effective, the Company proposes to file a new registration statement under the Securities Act with respect to an offering of Common Stock for (i) the Company’s own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or with respect to a Company at-the-market offering program (“ATM Program”) or Company dividend reinvestment plans) or (ii) the account of any holder of Common Stock (other than the Holders), then the Company shall give written notice of such proposed filing to the Holders as soon as reasonably practicable (but in no event less than ten (10) Business Days before the anticipated filing date of such new registration statement). Upon a written request, given by Holders to the Company within five (5) Business Days after delivery of any such notice by the Company, to include Registrable Securities in such Registration (which request shall specify the number of Registrable Securities proposed to be included in such new registration statement if such registration statement is not a “pay as you go” Automatic Shelf Registration Statement), the Company shall, subject to Section 4.6 hereof, include all such requested Registrable Securities in such new registration statement on the same terms and conditions as applicable to the Company’s or such holder’s Common Stock (a “Piggyback Registration”). Notwithstanding the foregoing, if at any time after giving written notice of such proposed filing and prior to the effective date of such new registration statement, the Company or such holders shall determine for any reason not to proceed with the proposed filing of the new registration statement, then the Company may, at its election, give written notice of such determination to the Holders and, thereupon, will be relieved of its obligation to Register any Registrable Securities in connection with such new registration statement.

(b) The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration at any time on or before the second (2nd) Business Day prior to the planned effective date of such Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s), if any, establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration.

(c) If a Piggyback Registration is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities proposed to be offered by the Company, (ii) second, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iii) third, any other securities that have been requested to be so included by any other person.

(d) If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than Holders, and the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities requested to be included therein by the holder(s) originally requesting such registration, (ii) second, the number of securities proposed to be offered by the Company, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iv) fourth, any other securities that have been requested to be so included by any other person.

(e) In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

(f) The Company shall not grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.2.

Section 4.3 Registration Expenses. In connection with registrations pursuant to Section 4.1 or Section 4.2 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including (a) all registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (b) all fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by any Holder, (d) all of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) all fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (f) all fees and expenses in connection with the preparation of the Registration Statement and related documents covering the Registrable Securities, (g) all fees and expenses, if any, incurred with respect to any filing with FINRA, (h) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (i) all fees and expenses of any special experts retained by the Company in connection with such registration, (j) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (k) all fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested) and (l) all reasonable fees and expenses of one (1) counsel for the Holders per registration. Other than as provided in the foregoing sentence, the Company shall have no obligation to pay any out-of-pocket expenses of the Holders relating to the registrations effected pursuant to this Agreement, including the fees and expenses of any counsel to the Holders. Each Holder shall be responsible for the payment of any brokerage and sales commissions, underwriting discounts and commissions, additional fees and disbursements of such Investor’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement. The obligation of the Company to bear the expenses described in this Section 4.3 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

Section 4.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a) The Company will (i) promptly prepare and file with the SEC such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (iii) ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (iv) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 4.4(a)) by reason of the Company filing a report on Form 10-Q, Form 10-K or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. By 9:30 a.m. New York City time on the date following the date any Registration statement or any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b) The Company will, at least ten (10) Business Days prior to filing a Registration Statement or at least five (5) Business Days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ counsel and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within five (5) Business days after delivery, and thereafter, furnish to such Holders, Holders’ counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker that does not make any material changes in the documents already filed, then Holders’ counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) Business Day.

(c) The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use reasonable best efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(d) On or prior to the date on which the Registration Statement is declared effective, the Company shall use reasonable best efforts to register or qualify such Registrable Securities under any applicable securities or blue sky laws of such jurisdictions and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(e) The Company will notify each Holder, Holders’ counsel and the underwriter(s) promptly in writing (provided that in no event shall such notice contain any material, nonpublic information), (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder hereby agrees to keep any proper disclosures under subsection (iv) above confidential until such time as a supplement or amendment is filed.

(f) The Company will furnish customary closing certificates and other deliverables to the underwriter(s) and the Holders and enter into customary agreements satisfactory to the Company (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(g) The Company will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

(h) The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(i) The Company shall use reasonable best efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on the Exchange on which the Common Stock of the Company is then listed.

(j) The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(k) The Company shall provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement.

(l) If requested, the Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering of Registrable Securities.

(m) The Company otherwise shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

(n) The Company shall furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of the Company’s counsel (which may be the Company’s General Counsel), dated the date of closing of the sale of any Registrable Securities thereunder, as well as a consent to be named in the Registration Statement or any prospectus thereto, and (ii) comfort letters and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

(o) In connection with the Required Registration, the Company shall cause there to occur Full Cooperation.

(p) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the date any Registration Statement is declared effective.

(q) Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or any Exchange.

(r) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is reasonably determined by the Company to be necessary to comply with federal or state securities laws, (ii) the disclosure of such information is reasonably determined by the Company to be necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

For purposes of Section 4.4(a), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the termination of the Effectiveness Period.

Section 4.5 Holders’ Obligations. The Company may require each Holder to promptly, but in no event later than five (5) Business Days after a proper request, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. Each Holder agrees that, notwithstanding the provisions of Section 4.6 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 4.4(e) hereof. Notwithstanding anything to the contrary, the Company shall, to the extent that such action is not in violation of Law, cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 4.4(e) and for which the Holder has not yet settled.

Section 4.6 Blackout Provisions.

(a) The Company shall have the right, but not the obligation, to postpone the filing of the Registration Statement or to suspend the use of the Registration Statement following the effectiveness of the Registration Statement (and the filings with any international, federal or state securities commissions), if a Suspension Event (as defined below) occurs. If the Company elects to suspend the effectiveness and/or use of the Registration Statement following the occurrence of a Suspension Event, the Company, by written notice, email transmission or such other means that the Company reasonably believes to be a reliable means of communication (a “Suspension Notice”), shall notify the Holders that the effectiveness of the Registration Statement has been suspended and shall direct the Holders to suspend sales of the Registrable Securities pursuant to the Registration Statement until the Suspension Event has ended (provided that in no event shall such notice to any Holder contain any material, nonpublic information, unless such Holder requested such information or has at such time an employee designated as a director on the Board). A Suspension Event shall be deemed to have occurred if: (i) the Company is actively pursuing an underwritten primary offering of equity securities; (ii) the Company in good faith determined that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; (B) after the advice of counsel, sale of Registrable Securities pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; and (C) (x) the Company has a bona fide business purposes for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) disclosure would render the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any Suspension Event, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as practicable. In no event shall the Company be permitted to suspend the use of a Registration Statement for more than thirty (30) consecutive days or for more than ninety (90) days in any 12 month period and the first day of any such suspension must be at least five (5) days after the last day of any prior suspension (each, an “Allowable Suspension Period”), except, but nonetheless still requiring the payment of Additional Shares pursuant to Section 4.1(c), as a result of a refusal by the SEC to declare any post-effective amendment to the Registration Statement effective after the Company has used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the Company shall terminate the suspension of the use of the Registration Statement immediately following the effective date of the post-effective amendment.

(b) If and when the Company gives a Suspension Notice to the Holders to suspend sales of the Registrable Securities following a Suspension Event, the Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities (the “Prospectus”) at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) upon the delivery by the Company of notice that the Suspension Event or its potential effects are no longer continuing (an “End of Suspension Notice”), which End of Suspension Notice shall be given by the Company to the Holders in the same manner as the Suspension Notice promptly following the conclusion of any Suspension Event and its effect. Notwithstanding anything to the contrary, the Company shall, to the extent that such action is not in violation of Law, cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a Suspension Notice from the Company and for which the Holder has not yet settled.

(c) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, but nonetheless still requiring the payment of Additional Shares pursuant to Section 4.1(c), the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

(d) If the Company shall take any action pursuant to clause (ii) of Section 4.6(a) with respect to any participating Holder in a period during which the Company shall be required to cause a Registration Statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such Person by one (1) day beyond the end of such period for each day that, pursuant to Section 4.6(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

Section 4.7 Exchange Act Reports. The Company will use its reasonable best efforts to timely file with the SEC such information as the SEC may require under Section 13(a) or Section 15(d) of the Exchange Act, and the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act with respect to its Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request such reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Securities without registration to the extent that such reports or documents are not publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto. Certificates evidencing Registrable Securities shall not contain any legend at such time as a Holder has provided reasonable evidence to the Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (d) or (e) below), that (a) there has been a sale of such Registrable Securities pursuant to an effective registration statement, (b) there has been a sale of such Registrable Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (c) such Registrable Securities are then eligible for sale under Rule 144(b)(i), (d) in connection with a sale, assignment or other transfer (other than under Rule 144), upon request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act or (e) such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Registrable Securities pursuant to the preceding sentence, the Company will, no later than three (3) Business Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Registrable Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to such Holder a certificate representing such Registrable Securities that is free from all restrictive and other legends or credit the balance account of such Holder’s or such Holder’s nominee with DTC (if DTC is then offered by the Company and its transfer agent) with a number of shares of Common Stock equal to the number of shares of Common Stock represented by the certificate so delivered by such Holder.

Section 4.8 Indemnification.

(a) Indemnification by the Company. The Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person (each, a “Controlling Person”), from and against any and all losses, claims, damages, judgments, fines, penalties, charges, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld or delayed), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and any such Controlling Persons may become subject to under the Securities Act or otherwise, but only insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus of the Company (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by such Holder or any of its managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons expressly for use therein, and, consistent with and subject to the foregoing, shall reimburse such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company will reimburse each Holder for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b) Indemnification by the Holder. The Holders agree, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the

Holders, but only with respect to information related to the Holders, or their plan of distribution, furnished in writing by the Holders or any of their managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. No Holder shall be required to indemnify any Person pursuant to this Section 4.8(b) for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities sold for the account of such Holder.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 4.8(a) or Section 4.8(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

(d) Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 4.8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

Section 4.9 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to any of its securities (including any registration or similar agreement) which is inconsistent with or violates the material rights granted to the Holders in this Agreement.

Section 4.10 Lock-Up Agreements. Each of the Holders and the Company agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, or in connection with any other public offering of Common Stock by the Company, if requested by the underwriter(s), it will enter into customary “lock-up” agreements pursuant to which it will agree not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s). The Company further agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will exercise its best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s).

Section 4.11 Termination of Registration Rights. The rights granted under this Article IV shall terminate on the termination of the Effectiveness Period; provided, however, that the indemnification provisions set forth in Section 4.8 shall survive such termination.

Section 4.12 Assignment; Binding Effect. The rights and obligations provided in this Article IV (but no other rights under this Agreement) may be assigned in whole or in part by any Holder to any transferee of Registrable Securities (each, a “Permitted Transferee”) without the consent of the Company or any other Holder. Such assignment shall be effective upon receipt by the Company of (a) written notice from the Holder certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (b) a written agreement from the Permitted Transferee to be bound by all of the terms of this Article IV as a “Holder.” Upon receipt of the documents referenced in clauses (a) and (b) of this Section 4.12, the Permitted Transferee shall thereafter be deemed to be a “Holder” for all purposes of this Article IV. Except as set forth in this Section 4.12, the rights and obligations provided in this Article IV may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

ARTICLE V

COVENANTS

Section 5.1 Standstill.

(a) The Investors hereby agree that from the Closing until the earliest of (i) such time as the Investors and their Affiliates no longer collectively own at least four and nine-tenths percent (4.9%) of the outstanding Common Stock, (ii) the fourth (4th) anniversary hereof or (iii) a Change of Control of the Company, without the prior written approval of the Company, neither the Investors nor any of its Affiliates will, directly or indirectly:

(i) acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities, other than Voting Securities acquired (A) as a result of the exercise of any rights or obligations set forth in the Standby Purchase Agreement or this Agreement, (B) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction, (C) directly from the Company, or (D) to maintain their aggregate percentage interest in the Company’s outstanding Common Stock; provided, however, that the Investor shall not be permitted to acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities to account for the dilutive effect of any issuance of equity securities up to a maximum of the 4,329 shares of Common Stock authorized for issuance under the Company’s 2013 Equity Incentive Plan as of the date hereof;

(ii) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, including a proposed negotiated private sale of its shares of Common Stock to a single purchaser or a “group” as defined in Section 13(d) of the Exchange Act, merger or other business combination relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses; provided, however, that negotiated private sales of shares of Common Stock to a single purchaser or a “group” will be permitted if the purchasing party agrees in writing to be bound by the provisions of this Section 5.1;

(iii) other than a “solicitation” of a “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) seeking approval of the election to the Board solely with respect to any of the Investor Nominated Directors permitted by the terms hereof to serve on such Board, make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting election of any director to the Board;

(iv) call or seek to call a meeting of the Common Stockholders of the Company or any of the Company’s subsidiaries or initiate any stockholder proposal for action by the Common Stockholders of the Company, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Voting Securities;

(v) deposit any Securities of the Company into a voting trust unless such voting trust is bound by the provisions of this Section 5.1, or subject the Securities of the Company to any agreement or arrangement with respect to the voting of such Securities, or other agreement or arrangement having similar effect unless such agreement or arrangement conforms to the provisions of this Section 5.1;

(vi) seek representation on the Board or a change in the composition of the Board or number of directors elected by the holders of Common Stock or a change in the number of such directors who represent the Investor, other than as expressly permitted pursuant to this Agreement; and

(vii) bring any action or otherwise act to contest the validity of this Section 5.1;

provided, that nothing in clauses (ii), (iii), (iv) or (vi) of this Section 5.1(a) shall apply to the Investor Nominated Director(s) solely in his or her capacity as a director of the Company or to actions taken by the Investors or any of their Affiliates to prepare the Investor Nominated Directors to act in such capacity.

(b) The limitations provided in Section 5.1(a) shall, upon the occurrence of any of the following events, immediately be suspended until the expiration of the time period set forth below in this Section 5.1(b), but only so long as the Investors or any of their Affiliates did not directly or indirectly assist, facilitate, encourage or participate in any such events:

(i) on the commencement (as defined in Rule 14d-2 of the Exchange Act) by any Person of a tender or exchange offer seeking to acquire Beneficial Ownership of fifty percent (50%) or more of the outstanding shares of Voting Securities of the Company;

(ii) on the decision by the Board or a duly constituted committee of the Board (a) to solicit one or more proposals for a transaction that, if consummated, would result in a Change of Control or (b) to pursue discussions or negotiations or make diligence materials available, with respect to an unsolicited proposal for a transaction that, if consummated, would result in a Change of Control;

(iii) on the decision by the Board to recommend that stockholders approve any action proposed by a Person pursuant to the filing of a preliminary proxy statement with respect to the commencement of a proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove any directors of the Company;

(iv) on the adoption by the Board of Directors of a plan of liquidation or dissolution; or

(v) on the occurrence of any material breach by the Company of any of its material obligations under this Agreement, which breach has not been remedied within thirty (30) days after notice is delivered by the Investors to the Company setting forth such alleged breach with specificity.

Upon (u) any withdrawal or lapsing of any such tender or exchange offer referred to in Section 5.1(b)(i) in which such Person does not acquire more than fifty percent (50%) of the outstanding Voting Securities of the Company, (v) the withdrawal of all pending proposals referred in Section 5.1(b)(ii) without a Change of Control having occurred and without, or the termination of, an agreement to effect a Change of Control, or the decision of the Board or a duly constituted committee of the Board to reject all such proposals, (w) the abandonment by the Board or a duly constituted committee of the Board of a process to solicit a proposal of the type referred to in Section 5.1(b)(ii) without a Change of Control having occurred and without an agreement to effect a Change of Control, (x) the withdrawal or termination or failure of the solicitation referred to in Section 5.1(b)(iii), (y) the termination of the plan of liquidation referenced in Section 5.1(b)(iv), or (z) the remedy of any breach described in Section 5.1(b)(v), the limitations provided in Section 5.1(a) (except to the extent then suspended as a result of any other event specified in this Section 5.1(b)) shall again be applicable for so long as and only to the extent provided in this Agreement.

Section 5.2 No Conflicting Agreements. For so long as this Agreement remains in effect, neither the Company nor the Investors shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any shares of Common Stock or Capital Stock or other Securities, or otherwise act or agree to act in concert with any Person with respect to any shares of Common Stock or Capital Stock or other Securities, to the extent such agreement, arrangement, or concerted act would controvert, or otherwise be inconsistent in any material respect with, the provisions of this Agreement.

Section 5.3 Further Assurances. Each of the Investors and the Company agrees to execute and deliver all such further documents and do all acts and things that from time to time may reasonably be required to effectively carry out or better evidence or perfect the full intent and meaning of this ARTICLE V.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of the Investors and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void, or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Standby Purchase Agreement, together with the agreements and other documents and instruments referred to herein and therein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.4 Successors and Assigns. Except as expressly set forth herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement (including any rights under Article II and Article III hereof) may be assigned, in whole or in part (except by operation of Law), by either party without the prior written consent of the other party, and any such transfer or attempted transfer without such consent shall be null and void; provided however, that the Investors shall be permitted to make any such assignment to any of their Affiliates. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.

Section 6.6 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, except as set forth in Section 2.2(c), in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) Except as otherwise set forth in Section 2.2(c) and Section 4.1(c), all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

Section 6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first (1st) Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Trade Street Residential, Inc.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Attention: Chief Executive Officer

Facsimile: (786) 248-3679

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

2000 Pennsylvania, NW, Suite 6000

Washington, DC 20006-1888

Attention: John A. Good

Facsimile: (202) 785-7522

If to the Investor:

Senator Investment Group LP

510 Madison Ave.

New York, New York 10022

Attention: Evan Gartenlaub, General Counsel

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein

Section 6.8 Governing Law; Venue and Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to, or otherwise giving effect to, anybody of Law or other rule that would cause or otherwise require the application of the Laws of any other jurisdiction.

(b) Any action or proceeding against either the Company or Investor relating in any way to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York (and the appellate courts thereto), and each of the Company and Investor irrevocably submits to the jurisdiction of both such courts in respect of any such action or proceeding. Any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND THE INVESTORS HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE COMPANY AND THE INVESTORS ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 6.8(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY OR THE INVESTORS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 6.9 Third Party Benefits. Except pursuant to the provisions in Section 6.10 or expressly provided in this Agreement, none of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any third-party beneficiary.

Section 6.10 No Recourse Against Others. All claims, causes of action (whether in contract or in tort, in law or in equity, or granted by statute), obligations, or liabilities that may be based upon, be in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, performance or breach of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equity holders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any Contracting Party, and any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equity holders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (the “Non-Recourse Parties”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims and causes of action against any such Non-Recourse Parties. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the corporate, limited liability company or limited partnership veil, unfairness, undercapitalization, or otherwise, in each case in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Parties with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

Section 6.11 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.12 Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that (a) the Investor and its Affiliates cease to Beneficially Own any shares of Common Stock, and (b) the registration rights and obligations set forth in Article IV (other than those set forth in Section 4.8) have terminated pursuant to Section 4.11.

Section 6.13 Notices and Consents. Any notice required to be delivered pursuant to this Agreement to any Investor may be delivered to the Adviser on behalf of such Investor and any consent or approval by any Investor pursuant to this Agreement may be delivered by the Adviser.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

TRADE STREET RESIDENTIAL, INC.

By:
Name:
Title:

SENATOR GLOBAL OPPORTUNITY FUND LP

By:
Name:
Title:

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

By:
Name:
Title: